     As filed with the Securities and Exchange Commission on March 28, 2003
            Investment Company Act of 1940 Registration No. 811-3605

         ---------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                             Amendment No. 55   [X]
                        (Check appropriate box or boxes)

         ---------------------------------------------------------------

                          NORTHERN INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    (Address of Principal Executive Offices)

                                  800-637-1380
              (Registrant's Telephone Number, including Area Code)

         ---------------------------------------------------------------

Name and Address of Agent for Service:
Jeffrey A. Dalke                             with a copy to:
Drinker Biddle & Reath LLP                   Linda Hoard, Assistant Secretary
One Logan Square                             PFPC Inc.
18/th/ and Cherry Streets                    101 Federal Street, 6/th/ Floor
Philadelphia, Pennsylvania                   Boston, Massachusetts 02110
19103-6996


     This Amendment No. 55 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the "1933 Act"), accordance with Regulation D under the 1933 Act, as amended.

Northern Institutional Funds
LIQUID ASSETS PORTFOLIO

Prospectus dated April 1, 2003

Northern Institutional Funds
LIQUID ASSETS PORTFOLIO


Prospectus dated April 1, 2003

An investment in the Liquid Assets Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency. An investment in the Portfolio involves investment risks, including possible loss of principal.


Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Securities and Exchange Commission ("SEC") has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

     THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

     THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

     PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE LIQUID ASSETS PORTFOLIO FOR SUCH INVESTOR.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF NORTHERN INSTITUTIONAL FUNDS, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

TABLE OF CONTENTS


                                                                            Page
--------------------------------------------------------------------------------

Overview                                                                       4

Investment Objective                                                           6

Principal Investment Risks                                                     7

Portfolio Fees and Expenses                                                    8

Investment Adviser                                                             9

Advisory Fees                                                                  9

Other Portfolio Services                                                      10

Purchasing and Selling Shares                                                 10

Account Policies and Other Information                                        11

Distributions and Taxes                                                       13

Risks, Securities and Techniques                                              14

For More Information                                                          21

--------------------------------------------------------------------------------

OVERVIEW

The information set forth on the following pages describes the Liquid Assets Portfolio (the "Portfolio"), which is offered by Northern Institutional Funds (the "Trust") exclusively to the securities lending customers of The Northern Trust Company and its affiliates. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 10.

The Northern Trust Company and its affiliates have established a securities lending program for their institutional customers. Each customer that participates in the securities lending program as a lender enters into a securities lending authorization agreement with Northern Trust or an affiliate. Under such agreement, Northern Trust or its affiliate is authorized to invest the cash collateral securing loans of securities of each customer in a variety of investments, including the Liquid Assets Portfolio.

The Portfolio seeks to maintain a stable net asset value of $1.00 per share. Consistent with this policy, the Portfolio:

..  Limits its dollar-weighted average portfolio maturity to 90 days or less;
.. Buys securities with remaining maturities of 397 days or less (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements); and
.. Invests only in U.S. dollar-denominated securities that represent minimal credit risks.


In addition, the Portfolio limits its investments to "Eligible Securities" as defined by the SEC. Eligible Securities include, generally, securities that either (a) have short-term debt ratings at the time of purchase in the two highest rating categories or (b) are issued or guaranteed by, or otherwise allow a Portfolio to demand payment from, an issuer with those ratings. Securities that are unrated (including securities of issuers that have long-term but not short-term ratings) may be deemed to be Eligible Securities if they are determined to be of comparable quality by the Investment Adviser under the direction of the Board of Trustees. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, a Portfolio may continue to hold the issue if the Investment Adviser believes it in the best interest of the Portfolio and its shareholders. Securities that are in the highest short-term rating category (and comparable unrated securities) are called "First Tier Securities."

In accordance with current SEC regulations, the Portfolio will generally not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer. The Portfolio may, however, invest up to 25% of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies. In addition, securities subject to certain unconditional guarantees and securities that are not "First Tier Securities" as defined by the SEC are subject to different diversification requirements as described in the Statement of Additional Information ("Additional Statement").

In addition to the instruments described above and on the pages below, the Portfolio may use various investment techniques in seeking its investment objective. You can learn more about these techniques and related risks by reading "Risks, Securities and Techniques" beginning on page 14 of this Prospectus and in the Additional Statement.

INVESTMENT OBJECTIVE

The Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high-quality money market instruments.

PRINCIPAL INVESTMENT STRATEGIES AND RISKS

Investment Strategies

The Portfolio seeks to achieve its objective by investing in a broad range of government, bank and commercial obligations that are available in the money markets, including:

  . U.S. dollar-denominated obligations of U.S. banks with total assets in excess of $1 billion (including obligations of foreign branches of such banks);

  . U.S. dollar-denominated obligations of foreign commercial banks where such banks have total assets in excess of $5 billion;

  . High-quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers;

  . Corporate bonds, notes, paper and other instruments that are of high quality;

  .  Asset-backed securities (such as credit card and automobile receivables);


  . Securities issued or guaranteed as to principal and interest by the U.S. government, its agencies, instrumentalities or sponsored enterprises and custodial receipts with respect thereto;


  . U.S. dollar-denominated securities issued or guaranteed by one or more foreign governments or political subdivisions, agencies or instrumentalities;

  .  Repurchase agreements relating to the above instruments; and

  . Municipal securities issued or guaranteed by state or local governmental bodies.

Principal Investment Risks

All investments carry some degree of risk that will affect the value of the Portfolio's investments, investment performance, yield and the price of its shares.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The following summarizes the principal risks that may affect the Portfolio.

.. Stable NAV risk is the risk that the Portfolio will not be able to maintain a net asset value per share of $1.00 at all times.

.. Interest rate risk is the risk that during periods of rising interest rates, the Portfolio's yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio's yield (and the market value of its securities) will tend to be higher.


.. Guarantor (or credit enhancement) risk is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution could cause the Portfolio's investments in securities backed by guarantees, letters of credit, insurance or other credit enhancements by such bank or institution to decline in value.


.. Counterparty failure risk is the risk that an issuer of a security, or a bank or other financial institution that has entered into a repurchase agreement, may default on its payment obligations.

.. Management risk is the risk that a strategy used by the investment management team may fail to produce the intended results.


.. Liquidity risk is the risk that the Portfolio will not be able to pay redemption proceeds within the time periods described in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests or other reasons.

.. Credit (or default) risk is the risk that an issuer of fixed income securities held by the Portfolio may default on its obligation to pay interest and repay principal. Generally, the lower the credit rating of a security, the greater the risk that the issuer will default on its obligation. High-quality securities are generally believed to have a relatively low degree of credit risk.

.. Prepayment (or call) risk is the risk that asset-backed securities may be more rapidly repaid than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying obligations. During periods of declining interest rates, prepayment of obligations underlying asset-backed securities can be expected to accelerate. Accordingly, the Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time.


..    Debt extension risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will suffer from the inability to invest in higher yielding securities.

..    Foreign securities risk is the risk that a foreign security, even if it is a U.S. dollar-denominated foreign security, could lose value as a result of political, financial and economic events in foreign countries, less stringent foreign securities regulations and accounting and disclosure standards, or other factors.


More information about the risks of investing in the Portfolio is provided in "Risks, Securities and Techniques" beginning on page 14 of this Prospectus. You should carefully consider the risks discussed in this section and "Risks, Securities and Techniques" before investing in the Portfolio.


PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The fees and expenses presented are management fees, distribution (12b-1 fees), other expenses and total estimated operating expenses for the current fiscal year after fee waivers and voluntary expense reimbursements. Fee waivers and voluntary expense reimbursements may be terminated at any time. If this occurs, "Total Annual Portfolio Operating Expenses" may increase without shareholder approval.

Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio assets)
Management Fees/1/ ...........................................            0.00%
    Distribution (12b-1) Fees ................................            None
    Other Expenses/2/ ........................................            0.10%
    Total Annual Portfolio Operating Expenses/3/ .............            0.10%

1. As of the date of this Prospectus, the Investment Adviser is voluntarily waiving all "Management Fees" for the Portfolio. In the absence of such fee waiver, estimated "Management Fees" for the current fiscal year would be 0.25%.


2. "Other Expenses" include administration fees and all other ordinary operating expenses of the Portfolio not listed above. The Co-Administrators are entitled to an administration fee from the Portfolio at an annual rate of 0.10% of the Portfolio's average daily net assets. The Co-Administrators are also entitled to additional fees for special legal services. Under the Co-Administration Agreement with the Trust, which may be amended without shareholder approval, the Co-Administrators have agreed to reimburse expenses (including fees payable to the Co-Administrators, but excluding management fees, transfer agency fees, taxes, interest and other extraordinary expenses) which exceed on an annualized basis 0.10% of the Portfolio's average daily net assets. Additionally, as of the date of this Prospectus, The Northern Trust Company is voluntarily waiving its custody and transfer agency fees. As a result of these expense reimbursements and fee waivers, "Other Expenses" are currently 0.10% of the Portfolio's average daily net assets. In the absence of such waivers and reimbursements, estimated "Other Expenses" for the current fiscal year would be 0.13%.


3. "Total Annual Portfolio Operating Expenses" are based on estimated expenses for the current fiscal year after fee waivers and expense reimbursements. In the absence of such waivers and reimbursements, estimated "Total Annual Portfolio Operating Expenses" for the current fiscal year would be 0.38%.

INVESTMENT ADVISER


Northern Trust Investments, Inc. ("NTI" or the "Investment Adviser"), a subsidiary of The Northern Trust Company ("TNTC"), serves as the Investment Adviser of the Portfolio. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60675. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Prospectus as "Northern Trust."

NTI is an investment adviser registered under the Investment Advisers Act of 1940. It primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors.


TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, it administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients. It is the principal subsidiary of Northern Trust Corporation, a bank holding company.


Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors, and as of December 31, 2002, administered in various capacities approximately $1.5 trillion of assets, including approximately $302.5 billion of assets under discretionary management. As of such date, Northern Trust Corporation and its subsidiaries had approximately $39.5 billion in assets and $26.1 billion in deposits.


Under its Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, is responsible for making investment decisions for the Portfolio and for placing purchase and sale orders for portfolio securities.

ADVISORY FEES

As compensation for its advisory services and its assumption of related expenses, the Investment Adviser is entitled to an advisory fee from the Portfolio, computed daily and payable monthly, at an annual contractual rate of 0.25% (expressed as a percentage of the Portfolio's average daily net assets). As stated under "Portfolio Fees and Expenses," however, the Investment Adviser expects to waive voluntarily its entire advisory fee during the current fiscal year. The Investment Adviser may discontinue or modify its voluntary waiver in the future at its discretion.

OTHER PORTFOLIO SERVICES


TNTC serves as Transfer Agent and Custodian for the Portfolio. The Transfer Agent performs various shareholder servicing functions. In addition, NTI and PFPC Inc. ("PFPC") act as Co-Administrators for the Portfolio. The fees that TNTC, NTI and PFPC receive for their services in these capacities are described on page 8 under "Portfolio Fees and Expenses" and in the Additional Statement.


TNTC, NTI and other Northern Trust affiliates may provide other services to the Portfolio and receive compensation for such services if consistent with the Investment Company Act of 1940 ("the 1940 Act") and the rules, exemptive orders and no-action letters issued by the SEC thereunder. Unless required, investors in the Portfolio may or may not receive specific notice of such additional services and fees.

PURCHASING AND SELLING SHARES

Shares of the Portfolio may be purchased and redeemed only by institutional customers of Northern Trust's securities lending program. Northern Trust, in its capacity as lending agent for a customer, will effect all purchases and redemptions on behalf of the customer.

Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act, only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts.

Shares of the Portfolio are sold without a sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee. Except as provided below under "Account Policies and Other Information -- In-Kind Redemptions," redemptions will be paid in cash.

All purchases and redemptions of Portfolio shares are made through your securities lending account at Northern Trust. To purchase or sell shares through your securities lending account at Northern Trust, contact your Northern Trust representative for more information.

ACCOUNT POLICIES AND OTHER INFORMATION

Purchase and Redemption Minimums. There is no minimum for initial or subsequent purchases or redemptions.


Calculating Share Price. The Trust issues and redeems shares at net asset value ("NAV"). The NAV for a share of the Portfolio is calculated by dividing the value of net assets of the Portfolio by the number of outstanding shares of the Portfolio. The NAV for the Portfolio is calculated as of 6:00 p.m., Chicago time, on each Business Day. The NAV used in determining the price of your shares is the one calculated after a purchase order is received and accepted and a redemption order is received in good order as described below.


The Portfolio seeks to maintain an NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate market value.


Timing of Purchase Orders. Purchase orders that are communicated to and accepted by the Transfer Agent on any Business Day by 3:30 p.m., Chicago time, will be executed the same day they are received by the Transfer Agent, provided that payment is made in Federal or other immediately available funds prior to 5:00 p.m., Chicago time, on that day. Purchase orders received on a non-Business Day or after 3:30 p.m., Chicago time, on a Business Day will be executed on the next Business Day, provided that payment is made as noted above.

Customer Identification Program. Federal regulations may require the Trust to obtain an Institution's name, business address (and mailing address if different), taxpayer identification number or other official identification when opening or reopening an account. Additional information may also be required in certain situations. Applications or purchase orders without such information, or without an indication that a taxpayer identification number has been applied for, may not be accepted. To the extent permitted by applicable law, the Trust reserves the right to place limits on account transactions until an Institution's identify is verified.


Miscellaneous Purchase Information.

..    Shares of the Portfolio begin earning dividends on the Business Day the purchase order is executed, provided that payment in immediately available funds is received by the Transfer Agent by the time designated above.

..    The Trust reserves the right to reject any purchase order. The Trust also reserves the right to change or discontinue any of its purchase procedures.


..    In certain circumstances, the Trust may advance the time by which purchase orders must be received. See "Early Closings" on page 12.

Timing of Redemption Orders. Redemption orders received by 3:30 p.m., Chicago time, on any Business Day will be effected on that day. Redemption orders received on a non-Business Day or after 3:30 p.m., Chicago time, on a Business Day will be effected on the next Business

Day. Proceeds for a redemption order will normally be paid within two Business Days after the order is effected.


In-Kind Redemptions. Redemptions will be paid in cash unless the Trust determines that payment in cash could adversely affect the Portfolio, in which cash redemptions may be paid in the form of securities held by the Portfolio. See the Additional Statement for further information about the terms of these redemptions.

Miscellaneous Redemption Information


..    The Trust reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days (or such longer period permitted by the SEC) after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Portfolio.


..    Dividends on shares are earned through and including the day prior to the day on which they are redeemed.

..    The Trust and the Transfer Agent reserve the right to redeem shares held by any shareholder who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders or the Transfer Agent.

..    The Trust may require any information reasonably necessary to ensure that a redemption request has been duly authorized.

..    The Trust reserves the right to change or discontinue any of its redemption procedures.


..    In certain circumstances, the Trust may advance the time by which redemption orders must be received. See "Early Closings" on page 12.

Business Day. A "Business Day" is each Monday through Friday when the Transfer Agent or the New York Stock Exchange (the "Exchange") is open for business. In 2003 and 2004 the Portfolio will be closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Early Closings. The Portfolio reserves the right to advance the time for accepting purchase or redemption orders for same Business Day credit when the Exchange closes or closes early, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the SEC. In addition, the Board of Trustees of the Portfolio may, on any Business Day, decide to change the time as of which the Portfolio's NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.

Shareholder Communications. Shareholders of record will be provided each year with a semiannual report showing portfolio investments and other information as of May 31 and, after the close of the Trust's fiscal year on November 30, with an annual report containing audited financial statements. If you have consented to the delivery of a single copy of shareholder reports, prospectuses, proxy statements or information statements to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Northern Trust by phone at 800/621-1911, Extension 06445 or by mail at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675, Attention: Securities Lending (Liquid Assets Portfolio).


DISTRIBUTIONS AND TAXES

Distributions

Dividends from net income are declared daily and paid monthly by the Portfolio to its shareholders. Net income includes the interest accrued on the Portfolio's assets less estimated expenses. The Portfolio's net realized short-term capital gains, if any, are distributed at least annually. The Portfolio does not expect to realize net long-term capital gains.

Dividends are paid in cash monthly.

Taxes

The Portfolio intends to qualify as a regulated investment company for Federal tax purposes, and to distribute substantially all of its net income to shareholders each year. Dividends derived from interest income and short-term capital gains will be taxable as ordinary income, and distributions, if any, derived from net long-term capital gains will generally be taxable as long-term capital gains, unless you have a tax-advantaged account. This is true whether dividends and distributions are received in cash or reinvested in Portfolio shares.

Except as stated below, you may be subject to state and local taxes on Portfolio distributions and redemptions. State income taxes may not apply, however, to the portions of the Portfolio's distributions, if any, that are attributable to interest on certain types of Federal securities or interest on securities issued by the particular state or municipalities within the state.

Dividends and distributions from the Portfolio will generally be reportable by you in the tax year in which they are paid with one exception. Dividends and distributions declared by the Portfolio in October, November or December and paid in January are taxed as though they were paid by December 31.

Every year, the Trust will send you information detailing the amount of ordinary income and capital gains distributed to your account for the previous year.

Your investment in the Portfolio could have additional tax consequences. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States Federal income tax treatment. You should consult your tax professional for information regarding all the tax consequences applicable to your investments in the Portfolio. More information is provided in the Additional Statement. This short summary is not intended as a substitute for careful tax planning.

Dividends paid by the Portfolio may be taxable under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations which, if realized directly, would be exempt from such income taxes.

RISKS, SECURITIES AND TECHNIQUES


This section takes a closer look at some of the types of securities in which the Portfolio may invest and their related risks. It also explores the various investment techniques that the investment management team may use. The Portfolio may invest in other securities and is subject to further restrictions and risks which are described in the Additional Statement. Additionally, the Portfolio may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Portfolio's investment objective and policies.

Investment Objective. The investment objective of the Portfolio may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Portfolio having an investment objective different from the objective that the shareholder considered appropriate at the time of investment in the Portfolio.

Asset-Backed Securities. Asset-backed securities are sponsored by entities such as government agencies, banks, financial companies and commercial or industrial companies. Asset-backed securities represent participations in, or are secured by and payable from, pools of assets such as mortgages, motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements, municipal securities and other financial assets. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pooled insurance policy issued by a financial institution, or by other credit enhancements.


         Investment Strategy. The Portfolio may purchase various types of asset-backed securities that are "Eligible Securities" as defined by the SEC.

         Special Risks. In addition to credit and market risk, asset-backed securities usually involve prepayment risk because the underlying assets (loans) may usually be prepaid at any time. The value of these securities may also change because of actual or perceived changes in the creditworthiness of the originator, the servicing agent, the financial institution providing the credit support, or the counterparty. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline. However, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities. In addition, non-mortgage asset-backed securities may involve certain risks not presented by mortgage-backed securities. Primarily, these securities may not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and Federal consumer credit laws. Automobile receivables are subject to the risk that the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing the receivables.

Borrowings and Reverse Repurchase Agreements. The Portfolio may borrow money from banks and may enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of money market securities held by the Portfolio subject to the Portfolio's agreement to repurchase them at a mutually agreed upon date and price (including interest).


         Investment Strategy. The Portfolio may borrow and enter into reverse repurchase agreements in amounts not exceeding one-third of the value of its total assets (including the amount borrowed). The Portfolio may also borrow up to an additional 5% of its total assets for temporary purposes. The Portfolio may enter into reverse repurchase agreements when the investment management team expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense.


         Special Risks. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by the Portfolio decline in value while these transactions are outstanding, the net asset value of the Portfolio's outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that the interest income earned by the Portfolio (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by the Portfolio will decline below the price the Portfolio is obligated to pay to repurchase the securities, and that the securities may not be returned to the Portfolio.

Custodial Receipts for Treasury Securities. Custodial receipts are participations in trusts that hold U.S. Treasury securities and are sold under names such as TIGRs and CATS. Like other stripped obligations, they entitle the holder to future interest or principal payments on the U.S. Treasury securities.


         Investment Strategy. The Portfolio may invest a portion of its assets in custodial receipts.

         Special Risks. Like other stripped obligations (which are described below), stripped custodial receipts may be subject to greater price volatility than ordinary debt obligations because of the way in which their principal and interest are returned to investors.

Derivatives. The Portfolio may purchase certain "derivative" instruments. A derivative is a financial instrument whose value is derived from, or based upon, the performance of underlying assets, interest rates, or other indices. Derivatives include structured debt obligations such as collateralized mortgage obligations and other types of asset-backed securities, "stripped" securities and various floating rate instruments.

         Investment Strategy. The Portfolio may invest in derivatives when the Investment Adviser believes the potential risks and rewards are consistent with the Portfolio's objective, strategies and overall risk profile.


         Special Risks. Engaging in derivative transactions involves special risks, including (a) market risk that the Portfolio's derivatives position will lose value; (b) credit risk that the counterparty to the transaction will default; (c) leveraging risk that the value of the derivative instrument will decline more than the value of the assets on which it is based; (d) illiquidity risk that the Portfolio will be unable to sell its position because of lack of market depth or disruption; (e) pricing risk that the value of a derivative instrument will be difficult to determine; and (f) operations risk that loss will occur as a result of inadequate systems or human error. Many types of derivatives have been recently developed and have not been tested over complete market cycles. For these reasons, the Portfolio may suffer a loss whether or not the analysis of the investment management team is accurate.


Foreign Investments. The Portfolio may invest in U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, foreign commercial banks and foreign branches of U.S. banks. It may also invest in U.S. dollar-denominated commercial paper and other obligations of foreign issuers. Foreign government obligations may include debt obligations of supranational entities, including international organizations (such as the European Coal and Steel Community and the International Bank for Reconstruction and Development (also known as the World Bank)) and international banking institutions and related government agencies.


         Investment Strategy. Investments by the Portfolio in foreign issuer obligations will not exceed 50% of the Portfolio's total assets measured at the time of purchase.

         Special Risks. Foreign securities involve special risks and costs, which are considered by the Investment Adviser in evaluating creditworthiness of issuers and making investment decisions for the Portfolio. Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in the securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt.

         Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also involve risks associated with less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, possible seizure or nationalization of foreign holdings or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements, to different accounting, auditing and recordkeeping requirements, and to volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities.

Illiquid or Restricted Securities. Illiquid securities include repurchase agreements and time deposits with notice/termination dates of more than seven days, certain variable amount master demand notes that cannot be called within seven days, certain insurance funding agreements (see below) and other securities that are traded in the U.S. but are subject to trading restrictions because they are not registered under the 1933 Act.

         Investment Strategy. The Portfolio may invest up to 10% of its net assets in securities that are illiquid. A domestically traded security which is not registered under the 1933 Act will not be considered illiquid if the Investment Adviser determines that an adequate trading market exists for that security. If otherwise consistent with its investment objective and policies, the Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists.

         Special Risks. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Portfolio. The practice of investing in Rule 144A Securities and commercial paper available to qualified institutional buyers could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Insurance Funding Agreements. An insurance funding agreement ("IFA") is an agreement that requires the Portfolio to make cash contributions to a deposit fund of an insurance company's general account. The insurance company then credits interest to the Portfolio for a set time period.

         Investment Strategy. The Portfolio may invest in IFAs issued by insurance companies that meet quality and credit standards established by the Investment Adviser.

         Special Risks. IFAs are not insured by a government agency -- they are backed only by the insurance company that issues them. As a result, they are subject to default risk. In addition, there may be no active secondary market for IFAs. This means that it may be difficult to sell an IFA at an appropriate price.


Investment Companies. To the extent consistent with its investment objectives and policies, the Portfolio may invest in securities issued by other investment companies.


         Investment Strategy. Investments by the Portfolio in other money market funds will be subject to the limitations of section 12(d)(1)(A) of the 1940 Act.

         Special Risks. As a shareholder of another investment company, the Portfolio would be subject to the same risks as any other investor in that company. It would also bear a proportionate share of any fees or expenses paid by that company. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

Municipal and Related Instruments. Municipal instruments include debt obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities.

Municipal instruments include both "general" and "revenue" bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. In some cases, revenue bonds are also payable from the proceeds of a special excise or other specific revenue source such as lease payments from the user of a facility being financed. Some municipal instruments, known as private activity bonds, are issued to finance projects for private companies. Private activity bonds are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.

Municipal instruments also include "moral obligation" bonds, municipal leases, certificates of participation and asset-backed securities such as custodial receipts. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or municipality. Municipal leases and participation certificates present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments on an annual basis. Custodial receipts represent interests in municipal instruments held by a trustee or custodian.


         Investment Strategy. The Portfolio may invest in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.


         Special Risks. Municipal instruments purchased by the Portfolio may be backed by letters of credit, insurance or other forms of credit enhancement issued by foreign (as well as domestic) banks, insurance companies and other financial institutions. If the credit quality of these banks and financial institutions declines, the Portfolio could suffer a loss to the extent that the Portfolio is relying upon this credit support.

Repurchase Agreements. Repurchase agreements involve the purchase of securities by the Portfolio subject to the seller's agreement to repurchase them at a mutually agreed upon date and price.

         Investment Strategy. The Portfolio may enter into repurchase agreements with financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Investment Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement will never occur more than one year after the Portfolio acquires the securities.

         Special Risks. In the event of a default, the Portfolio will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral are less than the repurchase price and the Portfolio's costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy, the Portfolio could suffer losses if a court determines that the Portfolio's interest in the collateral is not enforceable by the Portfolio.


Stripped Obligations. These securities are issued by the U.S. government (or agency, instrumentality or sponsored enterprise), foreign governments or banks and other issuers. They entitle the holder to receive either interest payments or principal payments that have been "stripped" from a debt obligation. These obligations include stripped mortgage-backed securities, which are derivative multi-class mortgage securities.


         Investment Strategy.  The Portfolio may purchase stripped securities.

         Special Risks. Stripped securities are very sensitive to changes in interest rates and to the rate of principal prepayments. A rapid or unexpected change in either interest rates or principal prepayments could depress the price of stripped securities held by the Portfolio and adversely affect the Portfolio's investment performance.

United States Government Obligations. These include U.S. Treasury obligations, such as bills, notes and bonds, which generally differ only in terms of their interest rates, maturities and time of issuance. These also include obligations issued or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises. Securities guaranteed as to principal and interest by the U.S. government, its agencies, instrumentalities or sponsored enterprises are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government, an agency, instrumentality or sponsored enterprise thereof, and (b) participations in loans made to foreign governments or their agencies that are so guaranteed.

         Investment Strategy. To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and also may invest in obligations issued or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises.

         Special Risks. Not all U.S. government obligations carry the same credit support. Some, such as those of the Government National Mortgage Association ("Ginnie Mae"), are supported by the full faith and credit of the United States Treasury. Other obligations, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the United States Treasury; and others, such as those issued by the Federal National Mortgage Association ("Fannie Mae"), are supported by the discretionary authority of the U.S. government to purchase the agency's obligations. Still others are supported only by the credit of the instrumentality or sponsored enterprise. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.


Variable and Floating Rate Instruments. Variable and floating rate instruments have interest rates that are periodically adjusted either at set intervals or that float at a margin tied to a specific index rate. These instruments include variable amount master demand notes and long-term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.


         Investment Strategy. The Portfolio may invest in variable and floating rate instruments to the extent consistent with its investment objective.


         Special Risks. Variable and floating rate instruments are subject to many of the same risks as fixed rate instruments, particularly credit risk. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments.

When-Issued Securities, Delayed Delivery Transactions and Forward Commitments. A purchase of "when-issued" securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

         Investment Strategy. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Portfolio would generally purchase securities in these transactions with the intention of acquiring the securities, the Portfolio may dispose of such securities prior to settlement if the investment management team deems it appropriate to do so.


         Special Risks. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the value of the securities may decrease by the time they are actually issued or delivered. Conversely, selling securities in these transactions involves the risk that the value of the securities may increase by the time they are actually issued or delivered. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.


Miscellaneous. TNTC is sometimes referred to as "The Northern Trust Bank" in advertisements and other sales literature.

FOR MORE INFORMATION

Annual/Semiannual Report

Additional information about the Portfolio's investments is available in the Portfolio's annual and semiannual reports to shareholders.

Statement of Additional Information ("Additional Statement")

Additional information about the Portfolio and its policies is also available in the Portfolio's Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Portfolio's annual and semiannual reports and the Additional Statement are available free upon request by calling 800/621-1911.

To obtain other information and for shareholder inquiries:
By telephone -       Call 800/621-1911, Extension 06445
By mail -            The Northern Trust Company
                     50 South LaSalle Street
                     Chicago, IL 60675
                     Attention: Securities Lending (Liquid Assets Portfolio)


On the Internet -    Text-only versions of the Portfolio's documents are
                     available online and may be downloaded from the SEC's web site at sec.gov.

You may review and obtain copies of Trust documents by visiting the SEC's Public Reference Room in Washington, D.C. You may also obtain copies of Trust documents by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202/942-8090.

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                          NORTHERN INSTITUTIONAL FUNDS

                             LIQUID ASSETS PORTFOLIO

        This Statement of Additional Information dated April 1, 2003, (the "Additional Statement") is not a prospectus. Copies of the prospectus dated April 1, 2003 for the shares of the Liquid Assets Portfolio (the "Portfolio") of Northern Institutional Funds (the "Prospectus") may be obtained without charge by calling 800/621-1911, Extension 08905 (toll-free). Capitalized terms not otherwise defined have the same meaning as in the Prospectus.

        The shares of the Portfolio which are described in this Additional Statement have not been and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), or the securities laws of any of the states of the United States. The offerings contemplated by this Additional Statement will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

        This Additional Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of units of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in this Additional Statement. Prospective investors should not rely on any information not contained in this Additional Statement.

        This Additional Statement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

        Prospective investors should not construe the contents of this Additional Statement as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio for such investor.

        In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any Federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

         These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Northern Institutional Funds, the 1933 Act and applicable state securities laws, pursuant to registration or exemption there from.

                                      INDEX


                                                                            Page
ADDITIONAL INVESTMENT INFORMATION .......................................      3

    Classification and History ..........................................      3

    Investment Objective and Policies ...................................      3

    Investment Restrictions .............................................      9

ADDITIONAL TRUST INFORMATION ............................................     12

    Trustees and Officers ...............................................     12

    Code of Ethics ......................................................     19

    Investment Adviser, Transfer Agent and Custodian ....................     19

    Portfolio Transactions ..............................................     22

    Co-Administrators and Placement Agent ...............................     23

    Counsel and Auditors ................................................     24

    In-Kind Redemptions .................................................     24

    Third-Party Fees and Requirements ...................................     24

PERFORMANCE INFORMATION .................................................     24

AMORTIZED COST VALUATION ................................................     25

DESCRIPTION OF SHARES ...................................................     26

ADDITIONAL INFORMATION CONCERNING TAXES .................................     29

    General .............................................................     29

    Foreign Investors ...................................................     29

    Conclusion ..........................................................     30

Other information .......................................................     30

Financial statements ....................................................     30

APPENDIX A ..............................................................    A-1



No person has been authorized to give any information or to make any representations not contained in this Additional Statement or in the Prospectus in connection with the offering of shares made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Placement Agent. The Prospectus does not constitute an offering by the Trust or by the Placement Agent in any jurisdiction in which such offering may not lawfully be made.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

                        ADDITIONAL INVESTMENT INFORMATION

Classification and History

        Northern Institutional Funds (the "Trust") is an open-end, management investment company. The Portfolio is classified as diversified under the Investment Company Act of 1940, as amended (the "1940 Act"). The Portfolio is offered by the Trust exclusively to the securities lending customers of The Northern Trust Company and its affiliates. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act, only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 10 of the Prospectus.

        It is currently expected that substantially all of the Portfolio's outstanding shares will be owned by investment companies and other persons that are securities lending customers of Northern Trust.

        The Portfolio is a series of the Trust, which was formed as a Delaware statutory trust on July 1, 1997 under an Agreement and Declaration of Trust (the "Trust Agreement"). The Trust is the result of a reorganization of a Massachusetts business trust known as The Benchmark Funds on March 31, 1998. The Trust's name was changed from The Benchmark Funds to the Northern Institutional Funds on July 15, 1998.

Investment Objective and Policies

        The following supplements the investment objective, strategies and risks of the Portfolio as set forth in the Prospectus. The investment objective of the Portfolio may be changed without the vote of the majority of the Portfolio's outstanding shares. Except as expressly noted below, the Portfolio's investment policies may also be changed without shareholder approval.

Commercial Paper, Bankers' Acceptances, Certificates of Deposit and Time
Deposits

        Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party.

        The Portfolio may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S.dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States.

             The Portfolio may also invest in high quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers. Commercial paper purchased by the Portfolio may include asset-backed commercial paper. Asset-backed commercial paper is issued by a special purpose entity that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of their assets and the level of any additional credit support.

Zero Coupon Bonds

        To the extent consistent with its investment objective, the Portfolio may invest in zero coupon bonds. Zero coupon bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified date. The original issue discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interests in such stripped debt obligations or coupons. The market prices of zero coupon bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree of changes in interest rates than interest bearing securities having similar maturities and credit quality.

        Zero coupon bonds involve the additional risk that, unlike securities that periodically pay interest to maturity, the Portfolio will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Portfolio may obtain no return at all on its investment. In addition, even though such securities do not provide for the payment of current interest in cash, the Portfolio is nonetheless required to accrue income on such investment for each taxable year and generally is required to distribute such accrued amounts (net of deductible expenses, if any) to avoid being subject to tax. Because no cash is generally received at the time of the accrual, the Portfolio may be required to liquidate other portfolio securities to obtain sufficient cash to satisfy Federal tax distribution requirements applicable to the Portfolio.


Asset-Backed (Including Mortgage-Backed) Securities

        To the extent described in the Prospectus, the Portfolio may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables or other financial assets. The investment characteristics of asset-backed securities differ from those of traditional fixed-income securities. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made periodically, thus in effect "passing through" such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security is subject to both call risk and extension risk, and an asset-backed security's stated maturity may be shortened. In addition, the security's total return may be difficult to predict precisely.

        These differences can result in greater price and yield volatility than is the case with traditional fixed-income securities.

        If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity.

        Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Such difficulties are not, however, expected to have a significant effect on the Portfolio since the remaining maturity of any asset-backed security acquired, as calculated under applicable Securities and Exchange Commission ("SEC") regulations, will be 397 days or less.

        Asset-backed securities may include collateralized mortgage obligations ("CMOs"). CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways, and normally are considered derivative securities. In some cases CMOs may be highly leveraged and very speculative. The Portfolio will not purchase "residual" CMO interests, which normally exhibit greater price volatility.

        There are a number of important differences among the agencies, instrumentalities and sponsored enterprises of the U.S. government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association ("Ginnie Mae") include Ginnie Mae Mortgage Pass-Through Certificates, which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and backed by the full faith and credit of the United States. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development.

Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by the Federal National Mortgage Association ("Fannie Mae") include Fannie Mae Guaranteed Mortgage Pass-Through Certificates, which are solely the obligations of Fannie Mae and are not backed by or entitled to full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. Fannie Mae is a government-sponsored enterprise owned by private stockholders. Fannie Mae certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. Mortgage-related securities issued by the Federal Home Loan Mortgage Company ("Freddie Mac") include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Mac certificates are not guaranteed and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Mac certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal after default.

        From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating sponsorship of Fannie Mae and Freddie Mac. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards to such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the Portfolio's liquidity and value.

        Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

        In addition, privately issued mortgage-backed securities (as well as other types of asset-backed securities) do not have the backing of any U.S. government agency, instrumentality or sponsored enterprise. The seller or servicer of the underlying mortgage obligations will generally make representations and warranties to certificate-holders as to certain characteristics of the mortgage loans and as to the accuracy of certain information furnished to the trustee in respect of each such mortgage loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate-holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place a mortgage loan pursuant to the conditions set forth therein. Such a repurchase or substitution obligation may constitute the sole remedy available to the related certificate-holders or the trustee for the material breach of any such representation or warranty by the seller or servicer. To provide additional investor protection, some mortgage-backed securities may have various types of credit enhancements, reserve funds, subordination provisions or other features.

Supranational Bank Obligations

        The Portfolio may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade among nations (e.g., the International Bank for Reconstruction and Development). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

U.S. Government Obligations

        Examples of the types of U.S. government obligations that may be acquired by the Portfolio include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Ginnie Mae, General Services Administration, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, and the Maritime Administration. Securities guaranteed as to principal and interest by the U.S. government, its agencies, instrumentalities or sponsored enterprises are also deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or any agency or instrumentality thereof, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

        To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises. Not all U.S. government obligations carry the same credit support. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

Custodial Receipts for Treasury Securities

        The Portfolio may acquire U.S. government obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. government obligations for Federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

U.S. Treasury STRIPS

        The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities. The Portfolio may acquire securities registered under the STRIPS program.

Bank and Deposit Notes

        The Portfolio may purchase bank and deposit notes. Bank notes rank junior to deposit liabilities of banks and pari passu with other senior, unsecured obligations of the bank. Bank notes are classified as "other borrowings" on a bank's balance sheet, while deposit notes and certificates of deposit are classified as deposits. Bank notes are not insured by the Federal Deposit Insurance Corporation or any other insurer. Deposit notes are insured by the Federal Deposit Insurance Corporation only to the extent of $100,000 per depositor per bank.

Variable and Floating Rate Instruments

        With respect to the variable and floating rate instruments that may be acquired by the Portfolio as described in the Prospectus, the Investment Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument is of "high quality," the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. The Portfolio will invest in variable and floating rate instruments only when the Investment Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Investment Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Portfolio. In determining weighted average portfolio maturity, an instrument may, subject to the SEC's regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument. Variable and floating rate instruments eligible for purchase by the Portfolio include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

Investment Companies

        With respect to the investments of the Portfolio in the securities of other investment companies, such investments will be limited so that, as determined after a purchase is made, (i) not more than 5% of the value of the total assets of the Portfolio will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio.

        The Portfolio may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policies and restrictions as the Portfolio. However, the Portfolio currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Portfolio may adhere to more restrictive limitations with respect to its investments in securities issued by other investment companies if required by the SEC or deemed to be in the best interests of the Trust.

Repurchase Agreements

        The Portfolio may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed upon date and price ("repurchase agreements"). Repurchase agreements are considered loans under the 1940 Act. Securities subject to repurchase agreements are normally held either by the Trust's custodian (or subcustodian, if any), or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller would, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio's interest in the collateral is unenforceable.

Reverse Repurchase Agreements

        The Portfolio may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). The Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, at a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price. The Portfolio will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Portfolio will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act.

Forward Commitments and When-Issued Securities

        The Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment (sometimes called delayed delivery) basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are normally negotiated directly with the other party.

        The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or negotiate a commitment after entering into it. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

        When the Portfolio purchases securities on a when-issued or forward commitment basis, the Portfolio will segregate liquid assets having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments until three days prior to the settlement date, or otherwise cover its position. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases, forward commitments and delayed-delivery transactions. For purposes of determining the Portfolio's average dollar-weighted maturity, the maturity of when-issued or forward commitment securities will normally be calculated from the commitment date.

Insurance Funding Agreements

     The Portfolio may invest in insurance funding agreements ("IFAs"). An IFA is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for an IFA becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. Generally, IFAs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in IFAs may not exist.

Yields and Ratings

     The yields on certain obligations, including the money market instruments in which the Portfolio invests (such as commercial paper and bank obligations), are dependent on a variety of factors, including general economic conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of S&P, Dominion, Moody's, Fitch and any other nationally recognized statistical rating organization ("NRSRO") represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this document. Subject to the limitations stated in the Prospectus, if a security held by the Portfolio undergoes a rating revision, the Portfolio may continue to hold the security if the Investment Adviser determines such retention is warranted.

Municipal Instruments

     Municipal instruments include both "general" and "revenue" obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as lease revenue payments from the user of the facility being financed. Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond is usually directly related to the credit standing of the private user of the facility involved.


     Within the principal classifications of municipal instruments described above there are a variety of categories, including municipal bonds, municipal notes, municipal leases, asset-backed securities such as custodial receipts and participation certificates. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases and participation certificates are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Participation certificates may represent participation in a lease, an installment purchase contract, or a conditional sales contract. Certain municipal lease obligations (and related participation certificates) may include "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Municipal leases (and participations in such leases) present the risk that a municipality will not appropriate funds for the lease payments. The Investment Adviser, under the supervision of the Trust's Board of Trustees, will determine the credit quality of any unrated municipal leases on an ongoing basis, including an assessment of the likelihood that the leases will not be cancelled.


     The Portfolio may also purchase long-term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at least every thirteen months. Put Bonds with conditional puts (that is, puts which cannot be exercised if the issuer defaults on its payment obligations) will present risks that are different than those of other municipal instruments because of the possibility that the Portfolio might hold long-term Put Bonds on which defaults occur following acquisition by the Portfolio.

     An issuer's obligations under its municipal instruments are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal instruments may be materially adversely affected by litigation or other conditions.

     From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on municipal instruments. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's Federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their Federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards the Federal income tax status of interest on municipal instruments or which proposals, if any, might be enacted.


     The Portfolio may invest in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.


Illiquid or Restricted Securities

     The Portfolio may invest up to 10% of its net assets in securities that are illiquid. The Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists. This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Investment Restrictions

     The Portfolio is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Portfolio only by a vote of the holders of a majority of the Portfolio's outstanding shares.

     The Portfolio may not:

     (1) Make loans, except through (a) the purchase of debt obligations in accordance with the Portfolio's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, (c) loans of securities, and (d) loans to affiliates of the Portfolio to the extent permitted by law.

     (2) Purchase or sell real estate or securities issued by real estate investment trusts, but this restriction shall not prevent the Portfolio from investing directly or indirectly in portfolio instruments secured by real estate or interests therein.

     (3) Invest in commodities or commodity contracts, except that the Portfolio may invest in currency and financial instruments and contracts that are commodities or commodity contracts.

     (4) Invest in companies for the purpose of exercising control or management.

     (5) Act as underwriter of securities (except as the Portfolio may be deemed to be an underwriter under the Securities Act of 1933 in connection with the purchase and sale of portfolio instruments in accordance with its investment objective and portfolio management policies).

     (6) Make any investment inconsistent with the Portfolio's classification as a diversified investment company under the 1940 Act.

     (7) Purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of the Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to, and the Portfolio reserves freedom of action, when otherwise consistent with its investment policies, to concentrate its investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. government obligations or such bank obligations. For the purpose of this restriction, state and municipal governments and their agencies and authorities are not deemed to be industries; as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

     (8) Borrow money, except that to the extent permitted by applicable law (a) the Portfolio may borrow from banks, other affiliated investment companies and other persons, and may engage in reverse repurchase agreements and other transactions which involve borrowings, in amounts up to 33-1/3% of its total assets (including the amount borrowed) or such percentage permitted by law, (b) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (c) the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, and (d) the Portfolio may purchase securities on margin. If due to market fluctuations or other reasons the Portfolio's borrowings exceed the limitations stated above, the Trust will promptly reduce the borrowings of the Portfolio in accordance with the 1940 Act. In addition, as a matter of fundamental policy, the Portfolio will not issue senior securities to the extent such issuance would violate applicable law.

     (9) Notwithstanding any of the Trust's other fundamental investment restrictions (including, without limitation, those restrictions relating to issuer diversification, industry concentration and control), the Portfolio may (a) purchase securities of other investment companies to the full extent permitted under Section 12 of the 1940 Act (or any successor provision thereto) or under any regulation or order of the Securities and Exchange Commission; and (b) invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policies and fundamental restrictions as the Portfolio.

     For the purposes of Restriction Nos. 1 and 8 above, the Portfolio would be required to file an exemptive application with the SEC and receive the SEC's approval of that application prior to entering into lending or borrowing arrangements with affiliates. As of the date of this filing, the Portfolio had not filed such an exemptive application.

     The freedom of action reserved in Restriction No. 7 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of U.S. banks. Obligations of U.S. branches of foreign banks may include certificates of deposit, bank and deposit notes, bankers' acceptances and fixed time deposits. These obligations may be general obligations of the parent bank or may be limited to the issuing branch. Such obligations will meet the criteria for "Eligible Securities" as described in the Prospectus.

     Except to the extent otherwise provided in Investment Restriction No. 7, for the purpose of such restriction in determining industry classification the Trust intends to use the industry classification titles in the Bloomberg Industry Group Classifications.

     In applying Restriction No. 7 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

     With the exception of the borrowing limits imposed by section 18(f)(1) of the 1940 Act, any restriction which involves a maximum percentage will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio.

     The Portfolio intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in the securities of any single issuer (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies) will be limited to not more than 5% of the value of the Portfolio's total assets at the time of purchase, except that 25% of the value of the total assets of the Portfolio may be invested in the securities of any one issuer for a period of up to three Business Days. A security that has an unconditional guarantee meeting special SEC requirements (a "Guarantee") does not need to satisfy the foregoing issuer diversification requirements that would otherwise apply, but the Guarantee is instead subject to the following diversification requirements: immediately after the acquisition of the security, the Portfolio may not have invested more than 10% of its total assets in securities issued by or subject to Guarantees from the same person, except that the Portfolio may, subject to certain conditions, invest up to 25% of its total assets in securities issued or subject to Guarantees of the same person. This percentage is 100% if the Guarantee is issued by the U.S. government or an agency thereof. In addition, the Portfolio will limit its investments in securities not subject to a Guarantee that are not rated in the highest short-term rating category as determined by two NRSROs (or one NRSRO if the security is rated by only one NRSRO) or, if unrated, are not of comparable quality to First Tier Securities ("Second Tier Securities"), to 5% of its total assets, with investments in any one such issuer being limited to no more than 1% of the Portfolio's total assets or $1 million, whichever is greater, measured at the time of purchase.

     In addition to the foregoing, the Portfolio is subject to other diversification requirements imposed by SEC regulations on the acquisition of securities subject to other types of demand features.

                          ADDITIONAL TRUST INFORMATION

     The business and affairs of the Trust and each Portfolio are managed under the direction of the Trust's Board of Trustees subject to the laws of Delaware and the Trust's Declaration of Trust. Information pertaining to the Trustees and officers of the Trust is set forth below.

NON-INTERESTED TRUSTEES*:


                  Position(s)  Term of Office                                     Number of Portfolios in     Other Directorships
                  -----------  --------------                                     -----------------------     -------------------
Name, Address,     Held with   and Length of       Principal Occupation(s)         Northern Institutional    Held by Trustee *****
--------------     ---------   -------------       -----------------------         ----------------------    ---------------
   and Age**         Trust     Time Served***      During Past Five Years          Fund Complex Overseen
   -------           -----     -----------         ----------------------          ---------------------
                                                                                      by Trustee ****
                                                                                      ----------
Richard G. Cline    Trustee      Since 1997    Chairman and Director, Hawthorne             54             Director: PepsiAmericas
Age: 68                                        Investors, Inc. (a management                               (a soft drink bottling
                                               advisory services and private                               company); Kmart
                                               investment company) since 1996;                             Corporation (a retailing
                                               Managing Partner, Hawthorne                                 company); Ryerson Tull,
                                               Investments, L.L.C. (a management                           Inc. (a metals
                                               advisory services and private                               distribution company).
                                               investment company) since 2001;
                                               Chairman and Director of Hussmann
                                               International, Inc. (a
                                               refrigeration company) from 1998
                                               to 2000; Chairman, President and
                                               CEO of NICOR Inc. (a diversified
                                               public utility holding company)
                                               from 1985 to 1995, and President
                                               from 1992 to 1993; Chairman,
                                               Federal Reserve Bank of Chicago
                                               from 1992 through 1994; and
                                               Deputy Chairman in 1991 and 1995.
                                               Trustee: Northern Mutual Fund
                                               Complex (registered investment
                                               companies).


-----------------------------


* Trustees who are not deemed to be "interested persons" of the Trust as defined in the 1940 Act are referred to as "non-interested Trustees." Trustees who are deemed to be "interested persons" of the Trust are referred to as "interested Trustees."
** Each Trustee may be contacted by writing to the Trustee, c/o Lloyd Wennlund, The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675.
*** Each Trustee will hold office for an indefinite term until the earliest of (i) the next meeting of shareholders if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote), on the last day of the calendar year of the Trust in which he or she attains the age of 72 years.
**** The Northern Mutual Fund Complex consists of Northern Institutional Funds and Northern Funds. As of December 31, 2002, Northern Institutional Funds consisted of 22 portfolios, including the Portfolio described in this Additional Statement, and Northern Funds consisted of 32 portfolios.
***** This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., public companies) or other investment companies registered under the 1940 Act.

                      Position(s) Term of Office                                    Number of Portfolios in     Other Directorships
                      ----------- --------------                                    -----------------------     -------------------
Name, Address,         Held with  and Length of      Principal Occupation(s)         Northern Institutional    Held by Trustee *****
--------------         ---------  -------------      -----------------------         ----------------------    ---------------
   and Age**             Trust    Time Served***     During Past Five Years          Fund Complex Overseen
   -------               -----    -----------        ----------------------          ---------------------
                                                                                        by Trustee ****
                                                                                        ----------
Edward J. Condon, Jr.    Trustee    Since 1994   Chairman and CEO of The Paradigm             54             None
Age: 62                                          Group, Ltd. (a financial adviser)
                                                 since 1993; Principal and
                                                 Co-Founder of Paradigm Capital
                                                 since 1993; Senior Partner of
                                                 NewEllis Ventures since 2001;
                                                 Member of Advisory Board of
                                                 Real-Time USA, Inc. (a software
                                                 development company); Member of the
                                                 Board of Managers of The Liberty
                                                 Hampshire Company, LLC (a
                                                 receivable securitization company).
                                                 Director: University Eldercare,
                                                 Inc. (an Alzheimer's disease
                                                 research and treatment company);
                                                 Financial Pacific Company (a small
                                                 business leasing company). Trustee:
                                                 Northern Mutual Fund Complex
                                                 (registered investment companies);
                                                 Trustee: Dominican University.

William J. Dolan, Jr.    Trustee    Since 2000   Partner of Arthur Andersen & Co.             54             None
Age: 70                                          S.C. (an accounting firm) from 1966
                                                 to 1989; Financial Consultant,
                                                 Ernst & Young LLP (an accounting
                                                 firm) from 1992 to 1993 and 1997.
                                                 Trustee: Northern Mutual Fund
                                                 Complex (registered investment
                                                 companies).

Sharon Gist Gilliam      Trustee    Since 2001   Executive Vice President,                    54             None
Age: 59                                          Unison-Maximus, Inc. (aviation and
                                                 governmental consulting). Director:
                                                 Town and Country Utilities, Inc.;
                                                 Unison Consulting Group, Inc. until
                                                 May 1999. Trustee: Northern Mutual
                                                 Fund Complex (registered investment
                                                 companies).

Sandra Polk Guthman      Trustee    Since 1997   President and CEO of Polk Bros.              54             Director: MB Financial
Age: 59                                          Foundation (an Illinois                                     Corp. (a municipal bond
                                                 not-for-profit corporation) from                            insurance company)
                                                 1993 to present. Trustee: Northern                          1999-2000.
                                                 Mutual Fund Complex (registered
                                                 investment companies).

Richard P. Strubel       Trustee    Since 1982   President, Chief Operating Officer           54             Director: Gildan
Age: 63                                          and Director of Unext Inc. (a                               Activewear, Inc. (an
                                                 provider of educational services                            athletic clothing
                                                 via the Internet) since 1999;                               marketing and
                                                 Director: Cantilever Technologies                           manufacturing company);
                                                 (a private software company) since                          Trustee: Goldman Sachs
                                                 1999; Trustee: The University of                            Mutual Fund Complex (69
                                                 Chicago since 1987; Managing                                portfolios).
                                                 Director of Tandem Partners, Inc.
                                                 (a privately held management
                                                 services firm) until 1999. Trustee:
                                                 Northern Mutual Fund Complex
                                                 (registered investment companies).

INTERESTED TRUSTEES*:


                      Position(s) Term of Office                                    Number of Portfolios in     Other Directorships
                      ----------- --------------                                    -----------------------     -------------------
Name, Address,         Held with  and Length of      Principal Occupation(s)         Northern Institutional    Held by Trustee *****
--------------         ---------  -------------      -----------------------         ----------------------    ---------------
   and Age**             Trust    Time Served***     During Past Five Years          Fund Complex Overseen
   -------               -----    -----------        ----------------------          ---------------------
                                                                                        by Trustee ****
                                                                                        ----------
Michael E. Murphy/1/     Trustee    Since 2000   President of Sara Lee Foundation             54             Director: Coach, Inc.;
Age: 66                                          (philanthropic organization) from                           Payless Shoe Source,
                                                 1997 to 2001; Vice Chairman and                             Inc. (a retail shoe
                                                 Chief Administrative Officer of                             store business); GATX
                                                 Sara Lee Corporation (a consumer                            Corporation (a railroad
                                                 product company) from 1994 to 1997.                         holding company);
                                                 Trustee: Northern Mutual Fund                               Bassett Furniture
                                                 Complex (registered investment                              Industries, Inc. (a
                                                 companies).                                                 furniture
                                                                                                             manufacturer).

Mary Jacobs Skinner,
Esq./2/                  Trustee    Since 2000   Partner in the law firm of Sidley            54             None
Age: 45                                          Austin Brown & Wood. Trustee:
                                                 Northern Mutual Fund Complex
                                                 (registered investment companies).

Stephen Timbers/3/       Trustee    Since 2000   Director, President and Chief                54             Director: USFreightways
Age: 58                                          Executive Officer of Northern Trust                         Corporation
                                                 Investments, Inc. since 2001;
                                                 President of Northern Trust Global
                                                 Investments, a division of Northern
                                                 Trust Corporation and Executive
                                                 Vice President, The Northern Trust
                                                 Company since 1998; President,
                                                 Chief Executive Officer and
                                                 Director of Zurich Kemper
                                                 Investments (a financial services
                                                 company) from 1996 to 1998;
                                                 President, Chief Operating Officer
                                                 and Director of Kemper Corporation
                                                 (a financial services company) from
                                                 1992 to 1996; President and
                                                 Director of Kemper Funds (a
                                                 registered investment company) from
                                                 1990 to 1998. Trustee: Northern
                                                 Mutual Fund Complex (registered
                                                 investment companies).


-----------------------------

1 Mr. Murphy is deemed to be an "interested" Trustee because he owns shares of Northern Trust Corporation.
2 Ms. Skinner is deemed to be an "interested" Trustee because her law firm provides legal services to Northern Trust Corporation and its affiliates.
3 Mr. Timbers is deemed to be an "interested" Trustee because he is an officer, director, employee and shareholder of Northern Trust Corporation and/or its affiliates.

OFFICERS of the Trust:
---------------------

                               Position(s)        Term of Office
                               -----------        --------------
Name, Address,                  Held with         and Length of       Principal Occupation(s)
--------------                  ---------         -------------       -----------------------
   and Age                        Trust           Time Served         During Past Five Years
   -------                        -----           -----------         ----------------------
Lloyd A. Wennlund               President          Since 2000         Senior Vice President and Director of
50 South LaSalle Street                                               Northern Trust Investments, Inc. since
Chicago, IL  60675                                                    2001; Senior Vice President and other
Age: 45                                                               positions at The Northern Trust Company;
                                                                      President of Northern Trust Securities,
                                                                      Inc., and Managing Executive, Mutual Funds
                                                                      for Northern Trust Global Investments
                                                                      since 1989.

Eric K. Schweitzer             Vice President      Since 2000         Senior Vice President at Northern Trust
50 South LaSalle Street                                               Investments, Inc. since 2001 and Senior
Chicago, IL  60675                                                    Vice President at The Northern Trust
Age: 41                                                               Company and the Director of Distribution,
                                                                      Product Management and Client Services in
                                                                      the Mutual Fund Group of Northern Trust
                                                                      Global Investments since 2000; Managing
                                                                      Director of Mutual Funds for US Bancorp
                                                                      from 1997 to 2000.

Brian Ovaert                     Treasurer         Since 2002         Treasurer Since 2002; Senior Vice
50 South LaSalle Street                                               President and Department Head at The
Chicago, IL  60675                                                    Northern Trust Company overseeing Fund
Age: 41                                                               Accounting, Transfer Agent and Fund
                                                                      Administration functions; Division Manager
                                                                      of Fund Accounting, 1992-1998; Audit
                                                                      Manager at Arthur Andersen LLP (an
                                                                      accounting firm) prior thereto.

Brian R. Curran                Vice President      Since 1999         Vice President and Director of Fund
4400 Computer Drive                                                   Administration at PFPC Inc. since 1997;
Westborough, MA  01581                                                Director of Fund Administration at State
Age: 35                                                               Street Bank & Trust Company from February
                                                                      1997 to October 1997; Senior Auditor at
                                                                      Price Waterhouse LLP (an accounting firm)
                                                                      prior thereto.

Stuart Schuldt                   Assistant         Since 2002         Senior Vice President, Fund
50 South LaSalle Street          Treasurer                            Administration, The Northern Trust
Chicago, IL 60675                                                     Company, since 1998; Vice President, Fund
Age: 41                                                               Accounting, Scudder Kemper (a mutual fund
                                                                      company), from 1993 to 1998; Audit
                                                                      Manager, Arthur Andersen & Co., (an
                                                                      accounting firm) prior thereto.

Jeffrey A. Dalke, Esq.           Secretary         Since 2000         Partner in the law firm of Drinker Biddle
One Logan Square                                                      & Reath LLP.
18/th/ and Cherry Streets
Philadelphia, PA  19103-6996
Age: 52

Linda J. Hoard, Esq.             Assistant         Since 1999         Vice President at PFPC Inc. since 1998;
4400 Computer Drive              Secretary                            Attorney Consultant for Fidelity
Westborough, MA 01581                                                 Management & Research (a financial service
Age: 55                                                               company), Investors Bank & Trust Company
                                                                      (a financial service provider) and FDISG
                                                                      prior thereto.

                               Position(s)        Term of Office
                               -----------        --------------
Name, Address,                  Held with         and Length of       Principal Occupation(s)
--------------                  ---------         -------------       -----------------------
   and Age                        Trust           Time Served         During Past Five Years
   -------                        -----           -----------         ----------------------
Lori V. Russell, Esq.            Assistant         Since 2003          Associate Counsel at PFPC Inc. since 2002;
4400 Computer Drive              Secretary                             Associate Counsel at Investors Bank &
Westborough, MA 01581                                                  Trust Company, a financial service
Age: 31                                                                provider (2001-2002); Manager in the
                                                                       Regulatory Administration Department of
                                                                       PFPC Inc. (2000-2001) and Senior
                                                                       Regulatory Administrator (1998-2000).

     Certain of the Trustees and officers and the organizations with which they are associated have had in the past, and may have in the future, transactions with Northern Trust Corporation, PFPC Inc., Northern Funds Distributors, LLC and their respective affiliates. The Trust has been advised by such Trustees and officers that all such transactions have been and are expected to be in the ordinary course of business and the terms of such transactions, including all loans and loan commitments by such persons, have been and are expected to be substantially the same as the prevailing terms for comparable transactions for other customers. As a result of the responsibilities assumed by the Trust's service providers, the Trust itself requires no employees.

     Each officer holds comparable positions with Northern Funds and certain officers hold comparable positions with certain other investment companies of which Northern Trust Corporation, PFPC Inc. or an affiliate thereof is the investment adviser, custodian, transfer agent, administrator and/or distributor.

Standing Board Committees

     The Board of Trustees has established three standing committees in connection with their governance of the Portfolios: Audit; Nominating, Compensation and Education; and Valuation.


     The Audit Committee consists of three members: Messrs. Condon (Chairman) and Strubel and Ms. Gilliam. The functions performed by the Audit Committee include, among other things, acting as the principal liaison between the Board and the Trust's independent auditors, making recommendations to the Board regarding the auditor's engagement and compensation, ensuring receipt from the independent accountants of a formal written statement delineating relationships between the independent accountants and the Trust and meeting with the independent auditors twice each year to review the scope and results of the audit and otherwise as requested by the Trust's Chairman, the Committee's Chairman or the auditors. During the fiscal year ended November 30, 2002, the Audit Committee convened two times.

     The Nominating, Compensation and Education Committee (the "Nominating Committee") consists of two members: Ms. Guthman (Chairperson) and Mr. Dolan. The functions performed by the Nominating Committee include selecting and nominating candidates to serve as non-interested Trustees, reviewing and making recommendations regarding Trustee compensation, and developing policies regarding Trustee education. During the fiscal year ended November 30, 2002, the Nominating Committee convened one time. As stated above, each Trustee holds office for an indefinite term until the occurrence of certain events. In filling Board vacancies, the Nominating Committee will consider nominees recommended by shareholders. Nominee recommendations should be submitted to the Trust at its mailing address stated in the Portfolio's Prospectus and should be directed to the attention of Northern Institutional Funds Nominating Committee.

     The Valuation Committee consists of three members: Messrs. Murphy (Chairman) and Timbers and Ms. Skinner. The Valuation Committee is authorized to act for the Board in connection with the valuation of portfolio securities of the Trust's non-money market Portfolios in accordance with the Trust's valuation procedures. During the fiscal year ended November 30, 2002, the Valuation Committee convened one time.

Trustee Ownership of Portfolio Shares

        Shares of the Portfolio are offered exclusively to securities lending customers of the Northern Trust Company and its affiliates. For this reason, the Trustees may not make direct investments in the Portfolio. The following table shows the dollar range of shares owned by each Trustee in the Portfolio and other Portfolios of Northern Institutional Funds and Northern Funds.

                       Information as of December 31, 2002


Name of Trustee          Dollar Range of Equity Securities in each      Aggregate Dollar Range of Equity Securities
---------------          ------------------------------------------     -------------------------------------------
                                        Portfolio                         in All Portfolios in Mutual Fund Family
                                        ---------                         ---------------------------------------
                                                                                    Overseen by Trustee *
                                                                                    -------------------
Richard G. Cline                            None                                         Over $100,000
Edward J. Condon, Jr.                       None                                         Over $100,000
William J. Dolan, Jr.                       None                                       $10,001 - $50,000
Sharon Gist Gilliam                         None                                              None
Sandra Polk Guthman                         None                                       $50,001 - $100,000
Richard P. Strubel                          None                                              None
Michael E. Murphy                           None                                         Over $100,000
Mary Jacobs Skinner                         None                                         Over $100,000
Stephen B. Timbers                          None                                         Over $100,000




__________________
* Includes the Northern Mutual Fund Complex consisting of 54 portfolios.

Trustee and Officer Compensation

         Each Trustee, except Mr. Timbers, earns an annual retainer of $30,000 and an additional fee of $1,500 for each meeting attended plus reimbursement of expenses incurred as a Trustee. The Chairman of the Board earns an additional annual retainer of $10,000. Each Committee member earns an annual fee of $1,500 and each Committee Chairman earns an additional fee of $2,000.


         The following table sets forth certain information with respect to the compensation of each Trustee of the Trust for the fiscal year ended November 30, 2002:

                                                             Total Compensation
                                  Liquid Assets Portfolio   from Fund Complex(1)
                                  -----------------------   --------------------

     Stephen B. Timbers                  $    0                 $     0
     Richard G. Cline                     2,693                  91,250
     Edward J. Condon, Jr.                2,370                  80,500
     Sandra Polk Guthman                  2,340                  79,500
     Sharon Gist Gilliam                  2,228                  75,750
     Richard P. Strubel                   2,250                  76,500
     William J. Dolan, Jr.                2,250                  76,500
     Raymond E. George, Jr./(2)/          2,370                  79,000
     Michael E. Murphy                    2,250                  76,500
     Mary Jacobs Skinner                  2,250                  76,500

(1) As of December 31, 2002, the Fund Complex consists of Northern Institutional Funds (22 portfolios) and Northern Funds (32 portfolios).
(2)  Mr. George served as a Trustee of the Fund Complex until December 31, 2002.


         The Trust does not provide pension or retirement benefits to its Trustees.

         Effective October 29, 2002, each Trustee became entitled to participate in the Northern Institutional Funds Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested by the Trust in the shares of the Diversified Assets Portfolio and/or at the discretion of the Trust, another money market fund selected by the Trust that complies with the provisions of Rule 2a-7 under the 1940 Act or one or more short-term fixed income instruments selected by the Trust that are "eligible securities" as defined by that rule, and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees will have no effect on a Portfolio's assets, liabilities and net income per share, and will not obligate the Trust to retain the service of any Trustee or obligate a Portfolio to any level of compensation to the Trustee. The Trust may invest in underlying securities without shareholder approval.

         The Trust's officers do not receive fees from the Trust for services in such capacities, although PFPC, of which certain of the Trust's officers are also officers (except Messrs. Dalke, Wennlund, Schweitzer, Ovaert and Schuldt), receives fees from the Trust for administrative services. Drinker Biddle & Reath LLP, of which Mr. Dalke is a partner, receives fees from the Trust for legal services. Northern Trust Corporation and/or its affiliates, of which Messrs. Timbers, Wennlund, Schweitzer, Ovaert and Schuldt are officers, receive fees from the Trust as Investment Adviser, Co-Administrator, Custodian and Transfer Agent.

Code of Ethics

         The Trust, its investment adviser and principal underwriter have adopted codes of ethics (the "Codes of Ethics") under rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust.

Investment Adviser, Transfer Agent and Custodian

         Northern Trust Investments, Inc. ("NTI" or the "Investment Adviser"), a wholly-owned subsidiary of The Northern Trust Company ("TNTC"), serves as investment adviser of the Portfolio. TNTC is a wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI and TNTC are located at 50 South LaSalle Street, Chicago, Illinois 60675. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Additional Statement as "Northern Trust."

         Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors, and as of December 31, 2002, administered in various capacities approximately $1.5 trillion of assets, including approximately $302.5 billion of assets under discretionary management. As of December 31, 2002, Northern Trust Corporation and its subsidiaries had approximately $39.5 billion in assets and $26.1 billion in deposits.

         Under its Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, is responsible for making investment decisions for the Portfolio and placing purchase and sale orders for the portfolio transactions of the Portfolio. In connection with portfolio transactions for the Portfolio, which are generally done at a net price without a broker's commission, the Advisory Agreement with the Trust provides that the Investment Adviser shall attempt to obtain the best net price and execution.

         On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other fiduciary or agency accounts managed by it (including any other investment portfolio, investment company or account for which the Investment Adviser acts as adviser), the Advisory Agreement provides that the Investment Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for such investment portfolio with those to be sold or purchased for such other accounts in order to obtain best net price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Portfolio or the amount of the securities that are able to be sold for the Portfolio. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Investment Advisory Agreement permits the Investment Adviser, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of the Investment Adviser's opinion of the reliability and quality of such broker or dealer.

         The Advisory Agreement provides that the Investment Adviser may render similar services to others so long as its services under such Agreement are not impaired thereby. The Advisory Agreement also provides that the Trust will indemnify the Investment Adviser against certain liabilities (including liabilities under the Federal securities laws relating to untrue statements or omissions of material fact and actions that are in accordance with the terms of the Agreement) or, in lieu thereof, contribute to resulting losses.

         The Prospectus describes the compensation payable by the Portfolio to NTI for its investment advisory services.

         Under its Transfer Agency Agreement with the Trust, TNTC has undertaken to (i) answer customer inquiries regarding the current yield of, and certain other matters (e.g., account status information) pertaining to, the Trust, (ii) process purchase and redemption transactions and the disbursement of the proceeds of redemptions, (iii) provide periodic statements showing account balances, (iv) mail reports and proxy materials to shareholders, (v) provide information in connection with the preparation by the Trust of various regulatory reports and prepare reports to the Trustees and management, (vi) answer inquiries (including requests for prospectuses and statements of additional information, and assistance in the completion of new account applications) from investors and respond to all requests for information regarding the Trust (such as current price, recent performance, and yield data) and questions relating to accounts of investors (such as possible errors in statements, and transactions), (vii) respond to and seek to resolve all complaints of investors with respect to the Trust or their accounts, (viii) furnish proxy statements and proxies, annual and semi-annual financial statements, and dividend, distribution and tax notices to investors, (ix) furnish the Trust with all pertinent Blue Sky information, (x) perform all required tax withholding, (xi) preserve records, and

(xii) furnish necessary office space, facilities and personnel. The Transfer Agent may appoint one or more sub-transfer agents in the performance of its services.

     As compensation for the services rendered by the Transfer Agent under the Transfer Agency Agreement with respect to the shares described in this Additional Statement and the assumption by the Transfer Agent of related expenses, TNTC is entitled to a fee from the Trust, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to such shares of the Portfolio. This fee is subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Transfer Agent may permanently or temporarily waive all or any portion of any upward adjustment. The Transfer Agent's affiliates and correspondent banks may receive compensation for performing the services described in the preceding paragraph that the Transfer Agent would otherwise receive. Conflict-of-interest restrictions under state and Federal law (including the Employee Retirement Income Security Act of 1974) may apply to the receipt by such affiliates or correspondent banks of such compensation in connection with the investment of fiduciary funds in shares of the Portfolio.

     Under its Custodian Agreement with the Trust, TNTC (i) holds the Portfolio's cash and securities, (ii) maintains such cash and securities in separate accounts in the name of the Portfolio, (iii) makes receipts and disbursements of funds on behalf of the Portfolio, (iv) receives, delivers and releases securities on behalf of the Portfolio, (v) collects and receives all income, principal and other payments in respect of the Portfolio's securities held by the Custodian, and (vi) maintains the accounting records of the Trust. The Custodian may employ one or more subcustodians, provided that the Custodian, subject to certain monitoring responsibilities, shall have no more responsibility or liability to the Trust on account of any action or omission of any subcustodian so employed than such subcustodian has to the Custodian and that the responsibility or liability of the subcustodian to the Custodian shall conform to the resolution of the Trustees of the Trust authorizing the appointment of the particular subcustodian. The Custodian may also appoint agents to carry out such of the provisions of the Custodian Agreement as the Custodian may from time to time direct, provided that the appointment of an agent shall not relieve the Custodian of any of its responsibilities under the Custodian Agreement.

     As compensation for the services rendered to the Trust by the Custodian, and the assumption by the Custodian of certain related expenses, the Custodian is entitled to payment from the Trust as follows: (i) $18,000 annually for the Portfolio, plus (ii) 1/100th of 1% annually of the Portfolio's average daily net assets to the extent they exceed $100 million, plus (iii) a fixed dollar fee for each trade in portfolio securities, plus (iv) a fixed dollar fee for each time that the Custodian receives or transmits funds via wire, plus (v) reimbursement of expenses incurred by the Custodian for telephone, postage, courier fees, office supplies and duplicating. The fees referred to in clauses (iii) and (iv) are subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Custodian may permanently or temporarily waive all or any portion of any upward adjustment.

     The Custodian's fees under the Custodian Agreement are subject to reduction based on the Portfolio's daily uninvested cash balances (if any).

     The Advisory Agreement was most recently approved with respect to the Portfolio by the Trustees, including a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" (as such term is defined in the 1940 Act) of any party thereto (the "non-interested trustees") on February 14, 2003. At that meeting the Board of Trustees reviewed the written and oral presentations provided by the Investment Adviser in connection with the Trustees' consideration of the Advisory Agreement. The Trustees also reviewed, with the advice of legal counsel, their responsibilities under applicable law. The Trustees considered, in particular, the Portfolio's contractual advisory fee rate, including the waiver of all management fees for 2002; the Portfolio's operating expense ratio; and the Investment Adviser's fee waiver and expense reimbursement for the Portfolio. The information on these matters was also compared to similar information for other mutual funds. In addition, the Trustees considered the revenues received by Northern Trust and its affiliates from the Portfolio for its investment advisory services and for other, non-investment advisory services, and its expenses in providing such services; and the Portfolio's asset levels. The Trustees also considered personnel and resources of the Investment Adviser; the types of services provided to the Portfolio under the Investment Advisory Agreement; and the nature of the Portfolio's institutional investors. After consideration of the Investment Adviser's presentation, the Trustees determined that the Advisory Agreement should be reapproved and continued.

     Unless sooner terminated, the Advisory Agreement, Transfer Agency Agreement and Custodian Agreement will each continue in effect with respect to the Portfolio until April 30, 2004, and thereafter for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the agreement or "interested persons" (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Other Information"). Each agreement is terminable at any time without penalty either by the Trust (by specified Trustee or shareholder action) on 60 days' written notice to Northern Trust or NTI, or by Northern Trust or NTI on 60 days' written notice to the Trust.

For the fiscal year ended November 30 as indicated, the amount of advisory fees incurred by the Portfolio (after fee waivers) was as follows:


                                                           2002          2001
                                                           ----          ----
Liquid Assets Portfolio/(1)/                                $0            $0


(1) Commenced operations on August 15, 2001

In addition, for the fiscal years ended November 30, 2002 and 2001, the Investment Adviser waived advisory fees with respect to the Liquid Assets Portfolio in the amount of $1,657,517 and $470,119, respectively.

For the fiscal year ended November 30 as indicated the amount of transfer agency fees incurred by the Portfolio was as follows:


                                                           2002          2001
                                                           ----          ----
Liquid Assets Portfolio/(1)/                                $0            $0


(1) Commenced operations on August 15, 2001

For the fiscal year ended November 30 as indicated, the amount of custodian fees incurred by the Portfolio was as follows:


                                                           2002          2001
                                                           ----          ----
Liquid Assets Portfolio/(1)/                                $0            $0


(1) Commenced operations on August 15, 2001

     TNTC is active as an underwriter of municipal instruments. Under the 1940 Act, the Portfolio is precluded, subject to certain exceptions, from purchasing in the primary market those municipal instruments with respect to which TNTC is serving as a principal underwriter. In the opinion of TNTC, this limitation will not significantly affect the ability of the Portfolio to pursue its respective investment objectives.

     Under a Service Mark License Agreement (the "Agreement") with the Trust, Northern Trust Corporation has agreed that the name "Northern Institutional Funds" may be used in connection with the Trust's business on a royalty free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name "Northern Institutional Funds" to any other person. The Agreement provides that at such time as the Agreement is no longer in effect, the Trust will cease using the name "Northern Institutional Funds".


Portfolio Transactions

     For the fiscal year ended November 30, 2002 and 2001, all portfolio transactions for the Portfolio were executed on a principal basis and, therefore, no brokerage commissions were paid by the Portfolio. Purchases by the Portfolio from underwriters of portfolio securities, however, normally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include the spread between the dealer's cost for a given security and the resale price of the security.

     During the fiscal year ended November 30, 2002, the Liquid Assets Portfolio acquired and sold securities of Citigroup, Inc., Credit Suisse First Boston Corp., Deutsche Bank A.G., Goldman Sachs Group, Inc., Lehman

Brothers, Inc., Merrill Lynch & Co., Inc., Morgan Stanley Dean Witter & Co. and UBS-Warburg, each a regular broker/dealer. At November 30, 2002, the Liquid Assets Portfolio owned the following amounts of securities of its regular broker/dealers, as defined in Rule 10b-1 under the 1940 Act, or their parents:
Citicorp Inc., with an approximate aggregate market value of $3,000,000; Credit Suisse First Boston Corp., with an approximate aggregate market value of $150,000,000; Lehman Brothers, Inc., with an approximate aggregate market value of $50,000,000 and UBS-Warburg, with an approximate aggregate market value of $47,814,000.


Co-Administrators and Placement Agent

     NTI and PFPC Inc. ("PFPC"), 4400 Computer Drive, Westborough, Massachusetts 01581, act as Co-Administrators for the Portfolio under a Co-Administration Agreement with the Trust. Subject to the general supervision of the Trust's Board of Trustees, the Co-Administrators provide supervision of all aspects of the Trust's non-investment advisory operations and perform various corporate secretarial, treasury and blue sky services, including but not limited to: (i) maintaining office facilities and furnishing corporate officers for the Trust;
(ii) furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies; (iii) performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, such as expense accrual monitoring and payment of the Trust's bills, preparing monthly reconciliation of the Trust's expense records, updating projections of annual expenses, preparing materials for review by the Board of Trustees and compliance testing; (iv) preparing and submitting reports to the Trust's shareholders and the SEC; (v) preparing and printing financial statements; (vi) preparing monthly Portfolio profile reports; (vii) preparing and filing the Trust's Federal and state tax returns (other than those required to be filed by the Trust's custodian and transfer agent) and providing shareholder tax information to the Trust's transfer agent; (viii) assisting in marketing strategy and product development; (ix) performing oversight/management responsibilities, such as the supervision and coordination of certain of the Trust's service providers; and (x) assisting in maintaining corporate records and good standing status of the Trust in its state of organization.

     Subject to the limitations described below, as compensation for their administrative services and the assumption of related expenses, the Co-Administrators are entitled to a fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.10% of the average daily net assets of the Portfolio. The Co-Administrators are also entitled to additional fees for special legal services. The Co-Administrators will reimburse the Portfolio for its expenses (including administration fees payable to the Co-Administrators, but excluding advisory fees, transfer agency fees, servicing agent fees and extraordinary expenses) which exceed on an annualized basis 0.10% of the Portfolio's average daily net assets. The Co-Administrator is also entitled to additional fees for special legal services.

     Unless sooner terminated, the Co-Administration Agreement will continue in effect until April 30, 2003, and thereafter for successive one-year terms with respect to the Portfolio, provided that the Agreement is approved annually (i) by the Board of Trustees or (ii) by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Other Information"), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to the Agreement and who are not interested persons (as defined in the 1940 Act) of any party thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. The Co-Administration Agreement is terminable at any time, without penalty by the Trust on at least 60 days written notice to the Co-Administrators. Each Co-Administrator may terminate the Co-Administration Agreement with respect to itself at any time without penalty on at least 60 days written notice to the Trust and the other Co-Administrator.


     For the fiscal year ended November 30, 2002 and 2001, the Co-Administrators received fees under the Co-Administration Agreement, with respect to the Liquid Assets Portfolio, in the amount of $663,001 and $188,048, respectively.

     Additionally, for the fiscal year ended November 30, 2002 and 2001, the Co-Administrators voluntarily waived/ reimbursed the Liquid Assets Portfolio for its expenses reducing administration fees in the amount of $105,541 and $41,179, respectively.


     The Trust has entered into a Placement Agency Agreement with Northern Funds Distributors, LLC ("NFD") under which NFD, as agent, sells shares of the Portfolio. NFD pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. NFD is a wholly-owned subsidiary of PFPC Distributors, Inc. ("PFPC Distributors"). PFPC Distributors, based in King of Prussia, Pennsylvania, is a wholly-owned subsidiary of PFPC, a Co-Administrator for the Trust. No compensation is payable by the Trust to NFD for its services.

     The Co-Administration Agreement provides that the Co-Administrators may render similar services to others so long as their services under such Agreement are not impaired thereby. The Co-Administration Agreement also provides that the Trust will indemnify each Co-Administrator against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality. The Placement Agency Agreement provides that the Trust will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality.

     Under a Service Mark License Agreement (the "License Agreement") with NFD, Northern Trust Corporation agrees that the name "Northern Funds" may be used in connection with Northern Institutional Funds' business on a royalty-free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name ("Northern Funds") to any other person. The License Agreement provides that at such time as the License Agreement is no longer in effect NFD will cease using the name "Northern Funds."

Counsel and Auditors

     Drinker Biddle & Reath LLP, with offices at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, serve as counsel to the Trust.

     Ernst & Young LLP, independent auditors, 233 S. Wacker Drive, Chicago, Illinois 60606, have been selected as auditors of the Trust. In addition to audit services, Ernst & Young LLP reviews the Trust's Federal and state tax returns, and provides consultation and assistance on accounting, internal control and related matters.

In-Kind Redemptions

     Although the Portfolio generally will redeem shares in cash, the Portfolio reserves the right to pay redemptions by a distribution in-kind of securities (instead of cash) from the Portfolio. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Portfolio's net asset value per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

Third-Party Fees and Requirements

     Shares are sold and redeemed without any purchase or redemption charge imposed by the Trust, although Northern Trust may charge its customers for services provided in connection with their investments.

     The exercise of voting rights and the delivery to Customers of shareholder communications from the Trust will be governed by the Customers' account agreements with Northern Trust. Customers should read the Prospectus in connection with any relevant agreement describing the services provided by Northern Trust and any related requirements and charges, or contact Northern Trust for further information.

                             PERFORMANCE INFORMATION

     The performance of shares of the Portfolio may be compared to those of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of shares may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of shares of the Portfolio.

     From time to time, the Portfolio may quote its "yield" and "effective yield." These yield figures will fluctuate, are based on historical earnings and are not intended to indicate future performance. "Yield" refers to the net investment income generated by an investment in the Portfolio over a seven-day period identified in the advertisement. This net investment income is then "annualized." That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

     In arriving at such quotations as to "yield," the Trust first determines the net change, exclusive of capital changes, during the seven-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

     "Effective yield" is calculated similarly but, when annualized, the net investment income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. The "effective yield" with respect to the shares of the Portfolio is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

     Quotations of yield and effective yield provided by the Trust are carried to at least the nearest hundredth of one percent. Any fees imposed by Northern Trust, its affiliates or correspondent banks on their customers in connection with investments in shares of the Portfolio are not reflected in the calculation of yields for the Portfolio.


     The annualized yield of the Portfolio for the seven-day period ended November 30, 2002 was as follows:

                                                                       Tax-Equivalent    Tax-Equivalent
                                          Yield     Effective Yield         Yield        Effective Yield
                                          -----     ---------------         -----        ---------------
Liquid Assets Portfolio                   1.45%         1.46%               2.36%             2.37%


     The information set forth in the foregoing table reflects certain fee reductions and expense limitations. See "Additional Trust Information - Co-Administrators and Placement Agent" and " Additional Trust Information - Investment Adviser, Transfer Agent and Custodian." In the absence of such fee reductions and expense limitations, the annualized yield of the Portfolio for the same seven-day period would have been as follows:


                                                                       Tax-Equivalent    Tax-Equivalent
                                          Yield     Effective Yield        Yield         Effective Yield
                                          -----     ---------------        -----         ---------------
Liquid Assets Portfolio                   1.17%         1.18%              1.91%              1.92%


     The Portfolio's yields may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. The Portfolio's yields fluctuate, unlike bank deposits or other investments which pay a fixed yield for a stated period of time. The annualization of one week's income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze shares of the Portfolio as compared to comparable classes of shares of other money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing net asset value and determining yield.

--------------------------

    * An income tax rate of 38.6% was used in the calculation of tax-equivalent current yield and tax-equivalent effective yield.

     The Portfolio may also quote, from time to time, the total return of its shares in accordance with SEC regulations.

                            AMORTIZED COST VALUATION

     As stated in the Prospectus, the Portfolio seeks to maintain a net asset value of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if the Portfolio sold the instrument. During such periods the yield to investors in the Portfolio may differ somewhat from that obtained in a similar entity which uses available indications as to market value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.

     Under Rule 2a-7, the Trust's Board of Trustees, in supervising the Trust's operations and delegating special responsibilities involving portfolio management to the Investment Adviser, has established procedures that are intended, taking into account current market conditions and the Portfolio's investment objective, to stabilize the net asset value of the Portfolio, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees' procedures include periodic monitoring of the difference (the "Market Value Difference") between the amortized cost value per share and the net asset value per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes which reflect current market conditions and include (i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Portfolio exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act and the Trustees will take such steps as they consider appropriate (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind or utilizing a net asset value per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Portfolio, the number of outstanding shares might be reduced in order to maintain a net asset value per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Portfolio's capital the necessary shares to restore such net asset value per share. The shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Portfolio.

     Rule 2a-7 requires that the Portfolio limit its investments to instruments which the Investment Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks and which are "Eligible Securities" as defined by the SEC and described in the Prospectus. The Rule also requires that the Portfolio maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to its policy of maintaining a stable net asset value per share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of the Portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, the Rule requires the Portfolio to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.

                              DESCRIPTION OF SHARES

     The Trust Agreement permits the Trust's Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series representing interests in one or more investment portfolios. The Trustees may hereafter create series in addition to the Trust's twenty-two existing series, which represent interests in the Trust's twenty-two respective investment portfolios. The Trust Agreement also permits the Board of Trustees to classify or reclassify any unissued shares into classes within a series.

     Under the terms of the Trust Agreement, each share of the Portfolio is without par value, represents an equal proportionate interest in the Portfolio with each other share of the Portfolio and is entitled to such dividends and distributions out of the income belonging to the Portfolio as are declared by the Trustees. Upon any liquidation of the Portfolio, shareholders of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution. Shares do not have any preemptive or conversion rights. The right of redemption is described under "About Your Account - Purchasing and Selling Shares and Account Policies and Other Information" in the Prospectus and under "Amortized Cost Valuation" in this Additional Statement. In addition, pursuant to the terms of the 1940 Act, the right of a shareholder to redeem shares and the date of payment by the Portfolio may be suspended for more than seven days (i) for any period during which the New York Stock Exchange is closed, other than the customary weekends or holidays, or trading in the markets the Portfolio normally utilizes is closed or is restricted as determined by the SEC, (ii) during any emergency, as determined by the SEC, as a result of which it is not reasonably practicable for the Portfolio to dispose of instruments owned by it or fairly to determine the value of its net assets, or (iii) for such other period as the SEC may by order permit for the protection of the shareholders of the Portfolio. The Trust may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions. In addition, shares of the Portfolio are redeemable at the unilateral option of the Trust if the Trustees determine in their sole discretion that failure to so redeem may have material adverse consequences to the shareholders of the Portfolio. Shares when issued as described in the Prospectus are validly issued, fully paid and nonassessable. In the interests of economy and convenience, certificates representing shares of the Portfolio are not issued.

     The proceeds received by the Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of that Portfolio. The underlying assets of the Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to the Portfolio and with a share of the general liabilities of the Trust. General liabilities of the Trust are normally allocated in proportion to the net asset value of the respective investment portfolio except where allocations of direct expenses can otherwise be fairly made.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the investment portfolio affected by the matter. Rule 18f-2 further provides that an investment portfolio is affected by a matter unless it is clear that the interests of each investment portfolio in the matter are substantially identical or that the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees are exempt from the separate voting requirements stated above.

     The Trust is not required to hold annual meetings of shareholders and does not intend to hold such meetings. In the event that a meeting of shareholders is held, each share of the Trust will be entitled, as determined by the Trustees without the vote or consent of shareholders, either to one vote for each share or to one vote for each dollar of net asset value represented by such shares on all matters presented to shareholders, including the election of Trustees (this method of voting being referred to as "dollar-based voting"). However, to the extent required by the 1940 Act or otherwise determined by the Trustees, series and classes of the Trust will vote separately from each other. Shareholders of the Trust do not have cumulative voting rights in the election of Trustees and, accordingly, the holders of more than 50% of the aggregate voting power of the Trust may elect all of the Trustees irrespective of the vote of the other shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by the Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. To the extent required by law, the Trust will assist in shareholder communications in connection with such a meeting.

     The Trust Agreement authorizes the Trustees, without shareholder approval (except as stated in the next paragraph), to cause the Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Trust, or any series thereof. In addition, the Trustees, without shareholder approval, may adopt a "master-feeder" structure by investing substantially all of the assets of a series of the Trust in the securities of another open-end investment company or pooled portfolio.

     The Trust Agreement also authorizes the Trustees, in connection with the merger, consolidation, termination or other reorganization of the Trust or any series or class, to classify the shareholders of any class into one or more separate groups and to provide for the different treatment of shares held by the different groups, provided that such merger, consolidation, termination or other reorganization is approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each group of shareholders that are so classified.

     The Trust Agreement permits the Trustees to amend the Trust Agreement without a shareholder vote. However, shareholders of the Trust have the right to vote on any amendment: (i) that would adversely affect the voting rights of shareholders; (ii) that is required by law to be approved by shareholders; (iii) that would amend the voting provisions of the Trust Agreement; or (iv) that the Trustees determine to submit to shareholders.

     The Trust Agreement permits the termination of the Trust or of any series or class of the Trust (i) by a majority of the affected shareholders at a meeting of shareholders of the Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include (i) the inability of the Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust or any series or class thereof, or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations.

     Under the Delaware Statutory Trust Act (the "Delaware Act"), shareholders are not personally liable for obligations of the Trust. The Delaware Act entitles shareholders of the Trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the shareholders to liability. To offset this risk, the Trust Agreement (i) contains an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Trust or its Trustees and (ii) provides for indemnification out of the property of the applicable series of the Trust of any shareholder held personally liable for the obligations of the Trust solely by reason of being or having been a shareholder and not because of the shareholder's acts or omissions or for some other reason. Thus, the risk of a shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (i) a court refuses to apply Delaware law; (ii) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (iii) the applicable series of the Trust is unable to meet its obligations.

     The Trust Agreement provides that the Trustees will not be liable to any person other than the Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Trust Agreement protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust Agreement provides for indemnification of Trustees, officers and agents of the Trust unless the recipient is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

     The Trust Agreement provides that each shareholder, by virtue of becoming such, will be held to have expressly assented and agreed to the terms of the Trust Agreement and to have become a party thereto.

     In addition to the requirements of Delaware law, the Trust Agreement provides that a shareholder of the Trust may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) shareholders eligible to bring such derivative action under Delaware law who hold at least 10% of the outstanding shares of the

Trust, or 10% of the outstanding shares of the series or class to which such action relates, must join in the request for the Trustees to commence such action; and (ii) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trust Agreement also provides that no person, other than the Trustees, who is not a shareholder of a particular series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such series or class. The Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

     The Trustees may appoint separate Trustees with respect to one or more series or classes of the Trust's shares (the "Series Trustees"). To the extent provided by the Trustees in the appointment of Series Trustees, Series Trustees
(i) may, but are not required to, serve as Trustees of the Trust or any other series or class of the Trust; (ii) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees under the Trust Agreement with respect to such series or class; and/or (iii) may have no power or authority with respect to any other series or class.

     The term "majority of the outstanding shares" of either Northern Institutional Funds or the Portfolio or a particular investment portfolio means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of
(i) 67% or more of the shares of Northern Institutional Funds or such Portfolio or portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio or portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio or portfolio. The Trustees are not currently considering the appointment of Series Trustees for the Trust.


     As of March 1, 2003, substantially all of the Trust's Portfolios' outstanding shares were held of record by Northern Trust for the benefit of its customers and the customers of its affiliates and correspondent banks that have invested in the Portfolios. As of the same date, Northern Trust possessed sole or shared voting and/or investment power for its customer accounts with respect to less than 10% of the Trust's outstanding shares. As of the same date, the Trust's Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each class of each Portfolio.

     Northern Trust has advised the Trust that the following persons (whose mailing address is: c/o The Northern Trust Company, 50 South LaSalle, Chicago, IL 60675) beneficially owned five percent or more of the outstanding shares of the Portfolios' classes as of March 1, 2003:


                                                         Number       Percentage
Liquid Assets Portfolio                                of Shares       of Shares
-----------------------                                ---------       ---------

  Annuity Board Cash COLL Fund                      591,733,339.34       71.8%
  Summit Investment                                  73,624,560.08        8.9%
  Pitcairn Cash COLL Custom Fund                     73,116,673.30        8.9%
  Northern Institutional Funds                       62,192,036.91        7.5%

                     ADDITIONAL INFORMATION CONCERNING TAXES

General

     The Portfolio intends to qualify as a regulated investment company (a "RIC") under Subchapter M of Subtitle A, Chapter 1 of the Internal Revenue Code (the "Code"). To qualify as a RIC, the Portfolio generally must distribute an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income (net investment income and the excess of net short-term capital gain over net long-term capital loss), if any, for each year (the "Distribution Requirement") and satisfy certain other requirements.

     The Portfolio must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, or from other income derived with respect to its business of investing in such stock, securities or currencies. Also, at the close of each quarter of the taxable year, it is generally required that at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other RICs and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other
RICs), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses. The Portfolio intends to comply with these RIC requirements.

     If for any taxable year the Portfolio were not to qualify as a RIC, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In such event, all distributions by the Portfolio would be taxable to shareholders as ordinary income to the extent of the Portfolio's current and accumulated earnings and profits, and would be eligible for the dividends-received deduction in the case of corporate shareholders.

     The Code imposes a nondeductible 4% excise tax on RICs that fail currently to distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax. The Portfolio also intends to make sufficient distributions or deemed distributions each year to avoid liability for corporate income tax. If the Portfolio were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax.

     The Trust will be required in certain cases to withhold and remit to the U.S. Treasury a percentage of taxable dividends and gross sale proceeds paid to any shareholder (i) who has provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (iii) who has failed to certify to the Trust, when required to do so, that he or she is not subject to backup withholding or that he or she is an "exempt recipient." The withholding rate is 30.0% for 2003 and 29.0% for 2004.

Foreign Investors

     Foreign shareholders generally will be subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable) on distributions by the Portfolio of net investment income, other ordinary income, and the excess, if any, of net short-term capital gain over net long-term capital loss for the year, regardless of the extent, if any, to which the income or gain is derived from non-U.S. investments of the Portfolio. For this purpose, foreign shareholders include individuals other than U.S. citizens, residents and certain nonresident aliens, and foreign corporations, partnerships, trusts and estates. Different tax consequences may apply to a foreign shareholder engaged in a U.S. trade or business or present in the U.S. for 183 days or more in a year. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of investing in the Portfolio.

Conclusion

     The foregoing discussion is based on Federal tax laws and regulations which are in effect on the date of this Additional Statement. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Shareholders are advised to consult their tax advisers with specific reference to their own tax situation, including the application of state and local taxes.

     Although the Portfolio expects to qualify as a RIC and to be relieved of all or substantially all Federal taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

                                OTHER INFORMATION

     The Prospectus and this Additional Statement do not contain all the information included in the Registration Statement filed with the SEC under the 1933 Act with respect to the securities offered by the Portfolio's Prospectus. Certain portions of the Registration Statement have been omitted from the Prospectus and this Additional Statement pursuant to the rules and regulations of the SEC. The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

     The Portfolio is responsible for the payment of its expenses. Such expenses include, without limitation, the fees and expenses payable to TNTC, NTI and PFPC, brokerage fees and commissions, fees for the registration or qualification of Portfolio shares under Federal or state securities laws, expenses of the organization of the Portfolio, taxes, interest, costs of liability insurance, fidelity bonds, indemnification or contribution, any costs, expenses or losses arising out of any liability of or claim for damages or other relief asserted against the Trust for violation of any law, legal, tax and auditing fees and expenses, expenses of preparing and printing prospectuses, statements of additional information, proxy materials, reports and notices and the printing and distributing of the same to the Trust's shareholders and regulatory authorities, compensation and expenses of its Trustees, expenses for industry organizations such as the Investment Company Institute, miscellaneous expenses and extraordinary expenses incurred by the Trust.

     The term "majority of the outstanding shares" of either the Trust or an investment portfolio means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment restriction, the vote of the lesser of (i) 67% or more of the shares of the Trust or such investment portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Trust or such investment portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Trust or such investment portfolio.

     Statements contained in the Prospectus or in this Additional Statement as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which the Prospectus and this Additional Statement form a part, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

     The audited financial statements and related report of Ernst & Young LLP, independent auditors, contained in the annual report to the Portfolio's shareholders for the fiscal year ended November 30, 2002 (the "Annual Report") are hereby incorporated herein by reference and attached hereto. No other parts of the Annual Report, including without limitation, "Management's Discussion of Portfolio Performance," are incorporated by reference herein. Copies of the Annual Report may be obtained upon request and without charge by calling 800/621-1911, Extension 08905 (toll-free).

                                   APPENDIX A


                        DESCRIPTION OF SECURITIES RATINGS


Short-Term Credit Ratings

         A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

         "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

         "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.


         "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         "B" - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

         "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt.

These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.


         Moody's short-term ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for short-term obligations:

         "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

         "Prime-2" - Issuers (or supporting institutions) have a strong ability to repay senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


         "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.


         "Not Prime" - Issuers do not fall within any of the Prime rating categories.

         Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

         "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

         "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

         "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

         "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

         "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

         "D" - Securities are in actual or imminent payment default.

         The following summarizes the ratings used by Dominion Bond Rating Service Limited ("DBRS") for commercial paper and short-term debt:

         R-1     Prime Credit Quality

         R-2     Adequate Credit Quality

         R-3     Speculative

         All three DBRS rating categories for short-term debt use "high", "middle" or "low" as subset grades to designate the relative standing of the credit within a particular rating category. The following comments provide separate definitions for the three grades in the Prime Credit Quality area.

         "R-1 (high)" - Short-term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. Companies achieving an "R-1 (high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an "R-1 (high)", few entities are strong enough to achieve this rating.

         "R-1 (middle)" - Short-term debt rated "R-1 (middle)" is of superior credit quality and, in most cases, ratings in this category differ from "R-1
(high)" credits to only a small degree. Given the extremely tough definition which DBRS has for the "R-1 (high)" category, entities rated "R-1 (middle)" are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

         "R-1 (low)" - Short-term debt rated "R-1 (low)" is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

         "R-2 (high)", "R-2 (middle)", "R-2 (low)" - Short-term debt rated "R-2" is of adequate credit quality and within the three subset grades, debt protection ranges from having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the "R-2" classification are not as strong as those in the "R-1" category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as an "R-1 credit". Profitability trends, past and future, may be less favorable, earnings not as stable, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

         "R-3 (high)", "R-3 (middle)", "R-3 (low)" - Short-term debt rated "R-3" is speculative, and within the three subset grades, the capacity for timely payment ranges from mildly speculative to doubtful. "R-3" credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with "R-3" ratings would normally have very limited access to alternative sources of liquidity. Earnings would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.


Long-Term Credit Ratings

         The following summarizes the ratings used by Standard & Poor's for long-term issues:

         "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.


         "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

         "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

         "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payment will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


         - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         The following summarizes the ratings used by Moody's for long-term debt:

         "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.


         "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


         Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes long-term ratings used by Fitch:

         "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

         "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.


         "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

         "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

         "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

         "B" - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

         "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

         "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor.

         Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

         PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to categories below "CCC".

         The following summarizes the ratings used by DBRS for long-term debt:

         "AAA" - Bonds rated "AAA" are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which DBRS has established for this category, few entities are able to achieve a AAA rating.

         "AA" - Bonds rated "AA" are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definition which DBRS has for the AAA category, entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

         "A" - Bonds rated "A" are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the "A" category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher rated companies.

         "BBB" - Bonds rated "BBB" are of adequate credit quality. Protection of interest and principal is considered adequate, but the entity is more susceptible to adverse changes in financial and economic conditions, or there may be other adversities present which reduce the strength of the entity and its rated securities.

         "BB" - Bonds rated "BB" are defined to be speculative, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the BB area typically have limited access to capital markets and additional liquidity support and, in many cases, small size or lack of competitive strength may be additional negative considerations.

         "B" - Bonds rated "B" are highly speculative and there is a reasonably high level of uncertainty which exists as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

         "CCC" / "CC" / "C" - Bonds rated in any of these categories are very highly speculative and are in danger of default of interest and principal. The degree of adverse elements present is more severe than bonds rated "B". Bonds rated below "B" often have characteristics which, if not remedied, may lead to default. In practice, there is little difference between the "C" to "CCC" categories, with "CC" and "C" normally used to lower ranking debt of companies where the senior debt is rated in the "CCC" to "B" range.

         "D" - This category indicates bonds in default of either interest or principal.

         ("high", "low") grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicates a rating which is essentially in the middle of the category. Note that "high" and "low" grades are not used for the AAA category.


Notes to Short-Term and Long-Term Credit Ratings

Standard & Poor's

       CreditWatch: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor's analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action, or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The "positive" designation means that a rating may be raised; "negative" means a rating may be lowered; and "developing" means that a rating may be raised, lowered or affirmed.

       Rating Outlook: A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

             . Positive means that a rating may be raised.
             . Negative means that a rating may be lowered.
             . Stable means that a rating is not likely to change. . Developing means a rating may be raised or lowered. . N.M. means not meaningful.

Moody's

        Watchlist: Watchlists list the names of credits whose ratings have a likelihood of changing. These names are actively under review because of developing trends or events which, in Moody's opinion, warrant a more extensive examination. Inclusion on this Watchlist is made solely at the discretion of Moody's Investors Service, and not all borrowers with ratings presently under review for possible downgrade or upgrade are included on any one Watchlist. In certain cases, names may be removed from this Watchlist without a change in rating.

         Rating Outlooks: A Moody's rating outlook is an opinion regarding the likely direction of an issuers rating over the medium term. Rating outlooks fall into the following four categories: Positive, Negative, Stable and Developing (contingent upon an event). In the few instances where an issuer has multiple outlooks of differing directions, Moody's written research will describe any differences in the outlooks for the issuer and the reasons for these differences. If no outlook is present, the following designations will be used:
Rating(s) Under Review or No Outlook. Rating(s) Under Review indicates that the issuer has one or more ratings under review for possible change, and this over-rides the Outlook designation. If an analyst has not yet assigned an Outlook, then No Outlook will be displayed.


Fitch

         Withdrawn: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

         Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

         Rating Outlook: A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, companies whose outlooks are "stable" could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.


DBRS

Rating Trends

         With the exception of ratings in the securitization area, each DBRS rating is appended with a rating trend. Rating trends give the investor an understanding of DBRS' opinion regarding the outlook for the rating in question, with trends falling into one of three categories - Positive, Negative or Stable. Ratings in the securitization area are not given trends because these ratings are determined by the parameters on each transaction, for which the issues are relatively black and white - these parameters are either met or not. When trends are used, they give an indication of what direction the rating in question is headed should the given conditions and tendencies continue.

         Although the trend opinion is often heavily based on an evaluation of the issuing entity or guarantor itself, DBRS also considers the outlook for the industry or industries in which the entity operates and to varying degrees, specific terms of an issue or its hierarchy in the capital structure when assigning trends. DBRS assigns trends to each security, rather than to the issuing entity, as some rating classification scales are broader than others and the duration and ranking of securities can impact the strengths and challenges that affect the entity. As a result, it is not unusual for securities of the same entity to have different trends; however, the presence of a Positive trend and a Negative trend on securities issued by the same entity is a rare occurrence.

Rating Actions

         In addition to confirming ratings, releasing new ratings or making rating changes, other DBRS rating actions include:

         Suspended Ratings: Rating opinions are forward looking. Although rating opinions will consider the historical performance of an issuer, a rating is an assessment of the issuer's future ability and willingness to meet outstanding obligations. In order for a complete credit quality assessment, DBRS requires the cooperation of the issuer so that management strategies and projections may be evaluated and qualified. Since the availability of such information is critical to the rating assessment, any changes in management's willingness to supply such information (either perceived or actual) may cause a rating to be changed or even suspended. The eventual action will depend upon DBRS's assessment of the degree of accuracy of a rating possible without the cooperation of management. DBRS will suspend ratings when the level of concern reaches a point that an informed rating opinion of the credit quality of the outstanding obligation cannot be provided.

         Discontinued Ratings: When an entity retires all of its outstanding debt within a particular category and has no plans to re-issue in the near future, DBRS will normally discontinue its rating on the security in question. Should the entity ultimately reconsider its decision and re-issue new debt, the rating will be re-instated pending a full review of the credit quality of the issuer.

         It should be noted that there are cases when DBRS will assign a rating even if there is no outstanding debt obligation and the entity in question has no firm plans to issue debt in the future. These cases are often driven by the fact that assigning a rating to the "non-security" provides support to other DBRS ratings, either in the same entity or within the same family of companies. Such ratings are generally referred to as "corporate ratings" and are not publicly disclosed by DBRS.

         Ratings "Under Review" : DBRS maintains continuous surveillance of all rated entities; therefore, all ratings are always under review. Accordingly, when a significant event occurs that may directly impact the credit quality of a particular entity or group of entities, DBRS will attempt to provide an immediate rating opinion. If there is high uncertainty regarding the outcome of the event and DBRS is unable to provide an objective, forward-looking opinion in a timely manner, then the rating(s) of the issuer(s) will be placed "Under Review". Ratings may also be placed "Under Review" by DBRS when changes in credit status occur for any other reason that brings DBRS to the conclusion that the present ratings may no longer be appropriate.

         Ratings which are "Under Review" are qualified with one of the following three provisional statements: "negative implications", "positive implications", or "developing implications", indicating DBRS' preliminary evaluation of the impact on the credit quality of the issuer/security. As such, the ratings that were in effect prior to the review process can be used as the basis for the relative credit quality implications. It must be stressed that a rating change will not necessarily result from the review process.


Municipal Note Ratings

         A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

         "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

         "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

         "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

         In municipal debt issuance, there are three rating categories for short-term obligations that are considered investment grade. These ratings are designated Moody's Investment Grade ("MIG") and are divided into three levels - MIG 1 through MIG 3. In the case of variable rate demand obligations, a two-component rating is assigned. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature is designated as VMIG. MIG ratings expire at note maturity. By contrast, VMIG ratings expirations will be a function of each issue's specific structural or credit features. The following summarizes the ratings by Moody's for these short-term obligations:

         "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

         "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.


         "MIG-3"/"VMIG-3" - This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

         "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

         Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings

A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

Moody's credit ratings must be construed solely as statements of opinion and not recommendations to purchase, sell or hold any securities.

Fitch credit ratings are an opinion on the ability of an entity or of a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of getting their money back in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.


DBRS credit ratings are not buy, hold or sell recommendations, but rather the result of qualitative and quantitative analysis focusing solely on the credit quality of the issuer and its underlying obligations.

PART C.

                                OTHER INFORMATION

ITEM 23. EXHIBITS

The following exhibits are incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A (the "Registration Statement") (Accession No. 0000950130-96-001086), Post-Effective Amendment No. 34 to such Registration Statement (Accession No. 0000950130-97-002471), Post-Effective Amendment No. 35 to such Registration Statement (Accession No. 0000950131-97-005862), Post-Effective Amendment No. 36 to such Registration Statement (Accession No. 0000950131-98-00216), Post-Effective Amendment No. 38 to such Registration Statement (Accession No. 0000950131-98-002030), Post-Effective Amendment No. 39 to such Registration Statement (Accession No. 00009150131-99-000461), Post-Effective Amendment No. 41 to such Registration Statement (Accession No. 0000927405-99-000333), Post-Effective Amendment No. 43 to such Registration Statement (Accession No. 0000927405-00-000027), Post-Effective Amendment No. 44 to such Registration Statement (Accession No. 0000950131-00-002147), Post-Effective Amendment No. 46 to such Registration Statement (Accession No. 0000950131-01-000265), Amendment No. 46 under the Investment Company Act of 1940 to the Registration Statement filing (Accession No. 0000950131-01-000262), Post-Effective Amendment No. 48 to such Registration Statement (Accession No. 0000950131-01-001670), Amendment No. 50 under the Investment Company Act of 1940 to the Registration filing (Accession No. 0000950131-01-502545), Amendment No. 52 under the Investment Company Act of 1940 to the Registration Statement (Accession No. 0000940180-02-000620) and Post-Effective Amendment No. 51 to the Registration Statement filing:

     (a) (1) Agreement and Declaration of Trust dated July 1, 1997 (Accession No. 0000950131-98-00216).

         (2) Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust (Accession No. 0000950131-99-000461).

         (3) Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust (Accession No. 0000950131-99-000461).

         (4) Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust (Accession No. 0000927405-99-000333).

         (5) Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust (Accession No. 0000927405-00-000027).

         (6) Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust (Accession No. 0000950131-01-000265).

         (7) Amendment No. 6 to the Agreement and Declaration of Trust (Accession No. 0000950131-01-000265).

         (8) Amendment No. 7 to the Agreement and Declaration of Trust (Accession No. 000095013-01-502545).

     (b) (1) Amended and Restated By-Laws adopted August 2, 2000 (Accession No. 0000950131-01-000265).

     (c) Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 (Accession No. 0000950131-98-00216).

     (d) Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2001 (Accession No. 0000950131-01-502545).

     (e)  Not required.

     (f)  Not Applicable.

     (g) (1) Custodian Agreement dated June 8, 1992 between the Registrant and The Northern Trust Company (Accession No. 0000950131-98-002030).

          (2) Addendum No. 1 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No.
               0000950130-96-001086).

          (3) Addendum No. 2 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No.
               0000950130-96-001086).

          (4) Addendum No. 3 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No.
               0000950130-97-002471).

          (5) Addendum No. 4 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No.
               0000950131-97-005862).

          (6) Addendum No. 5 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No.
               0000950131-98-002030).

          (7) Addendum No. 6 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession No.
               0000950131-98-002030).

          (8) Addendum No. 7 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession
               No.0000950131-99-000461).

          (9) Addendum No. 8 to the Custodian Agreement between the Registrant and The Northern Trust Company (Accession
               No. 0000950131-00-002147).

          (10) Addendum No. 9 to the Custodian Agreement between the Registrant and the Northern Trust Company (Accession No.
               0000950131-01-001670).

          (11) Addendum No. 10 to the Custodian Agreement between the Registrant and the Northern Trust Company (Accession No.
               000095013-01-502545).

          (12) Addendum No. 11 to the Custodian Agreement between the Registrant and the Northern Trust Company (Accession No.
               0000940180-02-00170).

     (h) (1) Revised and Restated Transfer Agency Agreement dated January 8, 1993 between the Registrant and The Northern Trust Company (Accession No. 0000950131-98-002030).

          (2) Addendum No. 1 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-96-001086).

          (3) Addendum No. 2 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-96-001086).

          (4) Addendum No. 3 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950130-97-002471).

          (5) Addendum No. 4 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-97-005862).

          (6) Addendum No. 5 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-98-002030).

          (7) Addendum No. 6 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-99-000461).

          (8) Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) (Accession No. 0000927405-00-000027).

          (9) Addendum No. 7 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-00-002147).

          (10) Addendum No. 8 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company (Accession No. 0000950131-01-001670).

          (11) Addendum No. 9 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company (Accession No. 0000950131-01-50245).

          (12) Addendum No. 10 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company (Accession No. 0000940180-02-000170).

          (13) Assignment and Assumption Agreement dated January 1, 2001 among the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. and PFPC Inc. (Accession No.
               0000950131-01-001670).

          (14) Schedule A to Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investors Services Group, Inc. (now known as PFPC Inc.) (Accession No. 000095013-01-502545).

          (15) Amended and Restated Schedule A dated August 15, 2001 to the Amended and Restated Co-Administration Agreement among the Registrant, the Northern Trust Company and PFPC Inc. filed as Exhibit (h)(17) to Post-Effective Amendment No. 51 to the Registrant's Registration Statement on Form N-1A, filed on March 28, 2003.

          (16) Amendment dated February 8, 2002 to Amended and Restated Co-Administration Agreement between the Registrant and PFPC Inc. (Accession No. 0000940180-02-000620).

     (i)  Not required.

     (j)  Not required.

     (k)  Not required.

     (l)  None.

     (m)  None.

     (n)  None.

     (p)  (1)  Code of Ethics of Trust (Accession No. 0000950131-01-000262).

          (2)  Amended Code of Ethics of Adviser (Accession No.
               0000940180-02-000170).

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant is controlled by its Board of Trustees.

ITEM 25. INDEMNIFICATION

Section 3 of Article IV of the Registrant's Agreement and Declaration of Trust provides for indemnification of the Registrant's Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant's Registration Statement on Form N-1A.

Paragraph 7 of the Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. provides for indemnification of Northern Trust Investments, Inc. or, in lieu thereof, contribution by the Registrant, under certain circumstances. A copy of the Investment Advisory Agreement was filed as Exhibit (d) to Amendment No. 50 under the Investment Company Act of 1940 to Registrant's Registration Statement on Form N-1A.

Article 10 of the Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) and the related Assignment and Assumption Agreement between the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. and PFPC Inc. provide that the Registrant will indemnify Northern Trust Investments, Inc. and PFPC Inc. (each a "Co-Administrator") against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality. A copy of the Amended and Restated Co-Administration Agreement was filed as Exhibit (h)(11) to Post-Effective Amendment No. 43 to Registrant's Registration Statement on Form N-1A. A copy of the Assignment and Assumption Agreement was filed as Exhibit (h)(14) to Post-Effective Amendment No. 48. A copy of the Amendment to Amended and Restated Co-Administration Agreement was filed as Exhibit (h)(15) to Amendment No. 52 to the Registrant's Registration Statement on Form N-1A.

Paragraph 3 of the Placement Agency Agreement dated July 31, 2001 between the Registrant and Northern Funds Distributors, LLC ("NFD") provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy's coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Northern Trust Investments, Inc. ("NTI") is a wholly-owned subsidiary of The Northern Trust Company ("TNTC"), an Illinois state chartered bank. TNTC is a wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI is located at 50 South LaSalle Street, Chicago, IL 60675-5986. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. Most officers and directors of NTI hold comparable positions with TNTC (other than as director), as indicated below, and certain other officers of NTI hold comparable positions with Northern Trust Bank, N.A., a wholly-owned subsidiary of Northern Trust Corporation.

---------------------------------------------------------------------------------------
                                 Connection
Name and Position                Business Address              with
with Investment Adviser (NTI)    of Other Company              Other Company
-----------------------------    ----------------              ---------------
---------------------------------------------------------------------------------------
Adams, Bradford S.               The Northern Trust Company    Senior Vice President
Senior Vice President

Aitcheson, James A.              The Northern Trust Company    Vice President
Vice President

Alongi, David M.                 The Northern Trust Company    Vice President
Vice President

Anderson, Vincent Paul           The Northern Trust Company    Vice President
Vice President

Anwar, Raheela Gill              The Northern Trust Company    Senior Vice President
Senior Vice President

Aronson, Jennifer Ann            The Northern Trust Company    Vice President
Vice President

Baras, Ellen G.                  The Northern Trust Company    Vice President
Vice President

Barker, Sheri D.                 The Northern Trust Company    Vice President
Vice President

Barrett, James J.                The Northern Trust Company    Senior Vice President
Senior Vice President

Barry, Susan M.                  The Northern Trust Company    Vice President
Vice President

Baskin, Jeremy M.                The Northern Trust Company    Senior Vice President
Senior Vice President

Beard, Catherine Sinclair                   The Northern Trust Company          Vice President
Vice President

Beckman, Carl P.                            The Northern Trust Company          Senior Vice President
Senior Vice President & Treasurer

Bednar, Judy M.                             The Northern Trust Company          Senior Vice President
Senior Vice President

Belden III, William H.                      The Northern Trust Company          Vice President
Vice President

Bell, Gregory A.                            The Northern Trust Company          Vice President
Vice President

Benzmiller, Thomas A.                       The Northern Trust Company          Vice President
Vice President

Bergin, Kathryn L.                          The Northern Trust Company          Vice President
Vice President

Bergson, Robert H.                          The Northern Trust Company          Vice President
Vice President

Blanchard, Jeffrey L.                       The Northern Trust Company          Vice President
Vice President

Boeckmann, Eric Vonn                        The Northern Trust Company          Vice President
Vice President

Boyer, Deborah Lynn                         The Northern Trust Company          Vice President
Vice President

Breckel, Theodore                           The Northern Trust Company          Senior Vice President
Senior Vice President

Bridgman, James Carey                       The Northern Trust Company          Vice President
Vice President

Britton, Alan R.                            The Northern Trust Company          Vice President
Vice President

Bukoll, Martin B.                           The Northern Trust Company          Senior Vice President
Senior Vice President

Campbell, Jr., Richard C.                   The Northern Trust Company          Senior Vice President
Senior Vice President

Cannon, Patrick                             Northern Trust Bank, N.A.           Senior Vice President
Senior Vice President

Carberry, Craig R.                          The Northern Trust Company          Senior Attorney
Secretary

Carlson, Mark D.                            The Northern Trust Company          Vice President
Vice President

Carlson, Robert A.                          The Northern Trust Company          Vice President
Vice President

Cohen, Jonathan E.                          The Northern Trust Company          Vice President
Vice President

Connellan, Kevin Anthony                    The Northern Trust Company          Senior Vice President
Senior Vice President

Connerly, William J.                        The Northern Trust Company          Vice President
Vice President

Cozine, Mark E.                             The Northern Trust Company          Vice President
Vice President

Creighton, James A.                         Northern Trust Bank, N.A.           Senior Vice President
Senior Vice President

D'Arienzo, Louis R.                         Northern Trust Bank, N.A.           Vice President
Vice President

Daigle, Shawn D.                            The  Northern Trust Company         Vice President
Vice President

DeBruyn, Beth Ann                           The Northern Trust Company          Vice President
Vice President

Detroy, Timothy J.                          The Northern Trust Company          Vice President
Vice President

Domino, Carl J.                             The Northern Trust Company          Senior Vice President
Director and Senior Vice President

Dow, Robert John                            The Northern Trust Company          Vice President
Vice President

Driscoll, Peter John                        The Northern Trust Company          Vice President
Vice President

Dudley, Jr., Orie Leslie                    The Northern Trust Company          Executive Vice President
Director and Executive                      and Northern Trust Corporation      and Chief Investment Officer
Vice President

Egizio, Michael P.                          The Northern Trust Company          Vice President
Vice President

Engler, Curt J.                             The Northern Trust Company          Vice President
Vice President

Everett, Steven R.                          The Northern Trust Company          Vice President
Vice President

Figg, Angela M.                             The Northern Trust Company          Vice President
Vice President

Fister, Mark J.                             The Northern Trust Company          Vice President
Vice President

Flood, Peter J.                             The Northern Trust Company          Senior Vice President
Senior Vice President

Flynn, Andrew G.                            The Northern Trust Company          Vice President
Vice President

Ford, Kristine L.                           The Northern Trust Company          Vice President
Vice President

Frank, Christopher A.                       The Northern Trust Company          Vice President
Vice President

Frechette, Timothy J.                       The Northern Trust Company          Vice President
Vice President

Free, David J.                              The Northern Trust Company          Vice President
Vice President

Gautham, Ravi A.                            The Northern Trust Company          Vice President
Vice President

Geller, Stephanie L.                        The Northern Trust Company          Vice President
Vice President

Geraghty, Kim Marie                         The Northern Trust Company          Former Vice President
Vice President

Gilbert, George J.                          The Northern Trust Company          Senior Vice President
Senior Vice President

Glab, Susan J. French                       The Northern Trust Company          Vice President
Vice President

Gomez, Anastasia                            The Northern Trust Company          Vice President
Vice President

Gonzalez, Edwardo                           Northern Trust Bank, N.A.           Vice President
Vice President

Gougler, Frederick A.                       The Northern Trust Company          Vice President
Vice President

Greenberg, Karen Hummers                    The Northern Trust Company          Vice President
Vice President

Gregory, Robert Michael                     The Northern Trust Company          Vice President
Vice President

Griffin, Michelle D.                        The Northern Trust Company          Vice President
Vice President

Hammer, Alice S.                            The Northern Trust Company          Vice President
Vice President

Hance, Geoffrey M.                          The Northern Trust Company          Senior Vice President
Senior Vice President

Hankins, Terry Anthony                      The Northern Trust Company          Vice President
Vice President

Hare, William A.                            The Northern Trust Company          Vice President
Vice President

Harmon, Christine M.                        The Northern Trust Company          Vice President
Vice President

Hausken, Philip Dale                        The Northern Trust Company          Senior Vice President
Senior Vice President

Hiemenz, Kent C.                            The Northern Trust Company          Senior Vice President
Senior Vice President

Hill, Susan                                 The Northern Trust Company          Vice President
Vice President

Hockley, Jackson Leroy                      The Northern Trust Company          Vice President
Vice President

Hogan, James F.                             The Northern Trust Company          Vice President
Vice President

Hogan, John T.                              The Northern Trust Company          Vice President
Vice President

Honig, Bruce S.                             The Northern Trust Company          Vice President
Vice President

Houghtaling, David J.                       The Northern Trust Company          Vice President
Vice President

Hudspeth, Jr., George L.                    The Northern Trust Company          Vice President
Vice President

Hyatt, William E.                           The Northern Trust Company          Vice President
Vice President

Johnson, Amy L.                             The Northern Trust Company          Vice President
Vice President

Johnston, Barbara Marie                     The Northern Trust Company          Vice President
Vice President

Jones, Scott Craven                         The Northern Trust Company          Senior Vice President
Senior Vice President

Joseph, Robert E.                           The Northern Trust Company          Vice President
Vice President

Kane, James P.                              The Northern Trust Company          Vice President
Vice President

Kelliher, Michael A.                        Northern Trust Bank, N.A.           Vice President
Vice President

Kent, Stephen Krider                        The Northern Trust Company          Vice President
Vice President

Kim, June H.                                Northern Trust Bank, N.A.           Vice President
Vice President

King III, Archibald E.                      The Northern Trust Company          Senior Vice President
Senior Vice President

Korytowski, Donald H.                       The Northern Trust Company          Vice President
Vice President

Kotsogiannis, Nikolas                       The Northern Trust Company          Vice President
Vice President

Krieg, John L.                              The Northern Trust Company          Vice President
Vice President

Krisko, Denise M.                           Northern Trust Bank, N.A.           Vice President
Vice President

Kuhl, Gregory M.                            The Northern Trust Company          Vice President
Vice President

Kuntz, Peter J.                             Northern Trust Bank, N.A.           Senior Vice President
Senior Vice President

Laird, Jeffrey L.                           The Northern Trust Company          Vice President
Vice President

Lamphier, Matthew E.                        The Northern Trust Company          Vice President
Vice President

Laughlin, Roberta J.                        The Northern Trust Company          Vice President
Vice President

Lee, Susan E.                               The Northern Trust Company          Senior Vice President
Senior Vice President

Leo, John B.                                The Northern Trust Company          Senior Vice President
Senior Vice President

Lizalek, Janet M.                           The Northern Trust Company          Vice President
Vice President

Lorenz, Philip D.                           The Northern Trust Company          Vice President
Vice President

Lucas, Michael L.                           The Northern Trust Company          Vice President
Vice President

Marchese, Peter                             The Northern Trust Company          Vice President
Vice President

Matturi, Alexander J.                       Northern Trust Bank, N.A.           Vice President
Vice President

McCart, Mary Jane                           The Northern Trust Company          Senior Vice President
Senior Vice President

McClintic, Corinne                          The Northern Trust Company          Senior Vice President
Senior Vice President

McCormick, Tracy A.                         The Northern Trust Company          Vice President
Vice President

McDonald, James D.                          The Northern Trust Company          Senior Vice President
Senior Vice President

McGowan Gannon, Shannon                     The Northern Trust Company          Vice President
Vice President

McGregor, Timothy T.                        The Northern Trust Company          Vice President
Vice President

McInerney, Joseph W.                        The Northern Trust Company          Vice President
Vice President

McNally, Jacqueline A.                      The Northern Trust Company          Vice President
Vice President

Mecca, Melinda S.                           The Northern Trust Company          Senior Vice President
Senior Vice President

Mehta, Ashish R.                            The Northern Trust Company          Vice President
Vice President

Mendel, Roger A.                            The Northern Trust Company          Vice President
Vice President

Michaels, Peter M.                          The Northern Trust Company          Vice President
Vice President

Migliozzi, Glenn T.                         The Northern Trust Company          Vice President
Vice President

Misenheimer, Eric                           The Northern Trust Company          Vice President
Vice President

Missil, Kristin A.                          Northern Trust Bank, N.A.           Vice President

Vice President

Mitchell, Robert G.                         The Northern Trust Company          Vice President
Vice President

Miyashita, Taku                             The Northern Trust Company          Vice President
Vice President

Muench, Scott O.                            Northern Trust Bank, N.A.           Vice President
Vice President

Muiznieks, Katrina M.                       The Northern Trust Company          Vice President
Vice President

Murray-Walker, Sharon M.                    Northern Trust Bank, N.A.           Vice President
Vice President

Myre, Matthew L.                            The Northern Trust Company          Vice President
Vice President

Nellans, Charles J.                         The Northern Trust Company          Vice President
Vice President

Nelligan, Barbara                           The Northern Trust Company          Vice President
Vice President

Novicki, Amy D.                             The Northern Trust Company          Senior Vice President
Senior Vice President

O'Donnell, Kevin Joseph                     The Northern Trust Company          Vice President
Vice President

O'Shaughnessy, Kevin J.                     The Northern Trust Company          Vice President
Vice President

Owens, Rosalind Ora                         The Northern Trust Company          Vice President
Vice President

Pearlman, Craig A.                          The Northern Trust Company          Vice President
Vice President

Pero, Perry R.                              The Northern Trust Company          Vice Chairman/
Director                                    and Northern Trust Corporation      Chief Financial Officer

Perry, Janet N.                             The Northern Trust Company          Vice President
Vice President

Pollak, Donald R.                           The Northern Trust Company          Senior Vice President
Senior Vice President

Potter, Stephen N.                          The Northern Trust Company          Senior Vice President
Director

Pries, Katie D.                             The Northern Trust Company          Vice President

Vice President

Quinn, Patrick D.                           The Northern Trust Company          Vice President
Vice President

Quintana, Maria E.                          The Northern Trust Company          Vice President
Vice President

Rakowski, Andrew F.                         The Northern Trust Company          Vice President
Vice President

Ranaldi, Anna Maria                         The Northern Trust Company          Vice President
Vice President

Ringo, Wesley L.                            The Northern Trust Company          Vice President
Vice President

Rivera, Maria                               Northern Trust Bank, N.A.           Vice President
Vice President

Roberts, M. David                           The Northern Trust Company          Vice President
Vice President

Robertson, Alan W.                          The Northern Trust Company          Senior Vice President
Director & Senior Vice President

Robertson, Colin A.                         The Northern Trust Company          Senior Vice President
Senior Vice President

Rochford, Kevin J.                          The Northern Trust Company          Senior Vice President
Director & Senior Vice President

Rose, Henry Peter                           The Northern Trust Company          Vice President
Vice President

Rossiter, Peter L.                          The Northern Trust Company          Executive Vice
Director                                    and Northern Trust Corporation      President-Corporate
                                                                                Risk Management

Rowohlt, Theresa M.                         Northern Trust Bank, N.A.           Vice President
Vice President

Runquist, Lori Rae                          The Northern Trust Company          Vice President
Vice President

Salata, Timothy J.                          The Northern Trust Company          Vice President
Vice President

Sanchez, Vanessa M.                         The Northern Trust Company          Vice President
Vice President

Santicioli, Steven J.                       Northern Trust Bank, N.A.           Vice President
Vice President

Schoenberger, Louis M.                      The Northern Trust Company          Vice President

Vice President

Schweitzer, Eric K.                         The Northern Trust Company          Senior Vice President
Senior Vice President

Seward, Richard Raymond                     The Northern Trust Company          Vice President
Vice President

Shank, Ken M.                               The Northern Trust Company          Vice President
Vice President

Short, Robert C.                            The Northern Trust Company          Vice President
Vice President

Skleney, Ronald J.                          The Northern Trust Company          Vice President
Vice President

Skowron, Gail A.                            The Northern Trust Company          Vice President
Vice President

Smith, Paula G.                             The Northern Trust Company          Vice President
Vice President

Southworth, Theodore T.                     The Northern Trust Company          Vice President
Vice President

Sparacino, David P.                         The Northern Trust Company          Vice President
Vice President

Spears, Curtis L.                           The Northern Trust Company          Vice President
Vice President

Sperazza, Daniel A.                         The Northern Trust Company          Senior Vice President
Senior Vice President

Streed, Robert N.                           The Northern Trust Company          Senior Vice President
Senior Vice President

Sullivan, Carol H.                          The Northern Trust Company          Vice President
Vice President

Syring, Ann F.                              The Northern Trust Company          Vice President
Vice President

Szaflik, Carolyn B.                         Northern Trust Bank, N.A.           Vice President
Vice President

Szymanek, Frank D.                          The Northern Trust Company          Vice President
Vice President

Taylor, Brad L.                             The Northern Trust Company          Vice President
Vice President

Temple, Jeanette M.                         The Northern Trust Company          Senior Vice President
Senior Vice President

Timbers, Stephen B.                         The Northern Trust Company          Vice Chairman and President, Director,
Chairman, CEO & and                         Northern Trust Corporation          Northern Trust Global Investments
President

Toth, Terence J.                            The Northern Trust Company          Executive Vice President
Director and Executive
Vice President

Trethaway, Jennifer Kamp                    The Northern Trust Company          Senior Vice President
Senior Vice President

Turner, Betsy Licht                         The Northern Trust Company          Vice President
Vice President

Van Liew, Kristina Marie                    The Northern Trust Company          Vice President
Vice President

Vander Linde, Douglas Jay                   The Northern Trust Company          Vice President
Vice President

Waddell, Frederick H.                       The Northern Trust Company          Executive Vice President
Director

Wennlund, Lloyd A.                          The Northern Trust Company          Senior Vice President
Director and Senior Vice President

Wilkins, Anthony E.                         The Northern Trust Company          Vice President
Vice President

Wing, James M.                              The Northern Trust Company          Vice President
Vice President

Winters, Marie C.                           The Northern Trust Company          Vice President
Vice President

Wong, Kai Yee                               Northern Trust Bank, N.A.           Vice President
Vice President

Wright, Mary Kay                            The Northern Trust Company          Vice President
Vice President

Ziegler, Jamie Goodrich                     The Northern Trust Company          Senior Vice President
Senior Vice President

                                            Name and Principal                  Connection
Name and Position                           Business Address                    with
with Investment Adviser (NTGIE)             of Other Company                    Other Company
-------------------------------             ----------------                    ---------------
Bowers, Wayne George
Vice President

Cooke, Lucy
Vice President

Drabczynska, Jacqueline
Vice President

Dudley, Jr., Orie Leslie                    The Northern Trust Company          Executive Vice President
Director
                                            Northern Trust Investments          Director and Executive
                                                                                Vice President

Edgington, Andrew V.
Vice President

Hogarth, Gordon N.
Vice President

Jones, Diane
Vice President

Popat, Amit
Vice President

Potter, Stephen N.                          The Northern Trust Company          Senior Vice President
Director & Chief Executive Officer
                                            Northern Trust Investments          Director

Rebelo, Bert
Vice President

Ring, Nicholas
Director & Senior Vice President

Rochford, Kevin                             The Northern Trust Company          Senior Vice President
Director

Rothwell, Richard Farrar
Vice President
Turpin, Christian R.
Vice President

White, Antony K.
Vice President

Wright, Simon
Vice President

ITEM 27. PRINCIPAL UNDERWRITERS

      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant are in the physical possession of PFPC Inc., 101 Federal Street, Boston, Massachusetts 02110. Records for Northern Funds Distributors, LLC, the private placement agent, are located at 760 Moore Road, King of Prussia, PA 19406. All other accounts, books and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois 60675 and NTI, 50 S. LaSalle Street, Chicago Illinois 60690.

ITEM 29. MANAGEMENT SERVICES

Not Applicable.

ITEM 30. UNDERTAKINGS

Not Applicable.

                                   SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 55 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 28th day of March, 2003.

                                     NORTHERN INSTITUTIONAL FUNDS

                                     By: /s/ Lloyd A. Wennlund
                                     -------------------------
                                           Lloyd A. Wennlund
                                           President